Exhibit (r)(2)

Code of Business Conduct and Ethics

FS INVESTMENTS

CODE OF BUSINESS CONDUCT AND ETHICS

FOR INVESTMENT ADVISERS TO BUSINESS

DEVELOPMENT COMPANIES

i

CODE OF BUSINESS CONDUCT AND ETHICS

INTRODUCTION

Ethics are important to the investment advisers to the business development companies sponsored by Franklin Square Holdings, L.P. (which does business as “FS Investments”) listed on Schedule I hereto (each, the “Adviser”, “our”, “us”, or “we” or collectively, the Advisers) and to its management. The Advisers are committed to the highest ethical standards and to conducting its business with the highest level of integrity.

All officers, principals and employees of the Advisers are responsible for maintaining this level of integrity and for complying with the policies contained in this Code of Business Conduct and Ethics (this “Code”). If you have a question or concern about what is proper conduct for you or anyone else, please raise these concerns with the Adviser’s Chief Compliance Officer or any member of Adviser’s management, or follow the procedures outlined in applicable sections of this Code.

Each Adviser is an investment adviser registered with the U.S. Securities and Exchange Commission (the “SEC”) under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). The Advisers act as the investment adviser to the closed-end management investment companies listed on Schedule I hereto (each, the “Company” and collectively, “Companies”) that have elected to be regulated as business development companies (“BDCs”) under the Investment Company Act of 1940, as amended (the “1940 Act”). Each Adviser may, subject to any limitations described in the investment advisory and administrative services agreement between the Adviser and Company, advise other BDCs or investment companies, private investment funds, institutional investors or other persons or entities (collectively with the Companies, “Clients”).

This Code has been adopted by the Advisers and approved by the board of directors or trustees, as applicable, of Company (the “Board”) in accordance with Rule 17j-l(c) under the 1940 Act, Rule 204A-1 under the Advisers Act, and the May 9, 1994 Report of the Advisory Group on Personal Investing by the Investment Company Institute. Rule 17j-l of the 1940 Act generally describes fraudulent or manipulative practices with respect to purchases or sales of securities held or to be acquired by BDCs if effected by access persons of such companies. Rule 204A-1 of the Advisers Act requires that all Adviser personnel comply with all applicable federal securities laws.

PURPOSE OF THIS CODE

This Code is intended to:

•	help you recognize ethical issues and take the appropriate steps to resolve these issues;

•	deter ethical violations to avoid any abuse of a position of trust and responsibility;

•	maintain the confidentiality of our business activities;

•	assist you in complying with applicable securities laws;

•	assist you in reporting any unethical or illegal conduct; and

•	reaffirm and promote our commitment to a corporate culture that values honesty, integrity and accountability.

Further, it is the policy of each Adviser that no affiliated person of our organization shall, in connection with the purchase or sale, directly or indirectly, by such person of any security held or to be acquired by any Client of the Adviser:

•	employ any device, scheme or artifice to defraud us or such Client;

•	make any untrue statement of a material fact or omit to state to us a material fact necessary in order to make the statement made, in light of the circumstances under which it is made, not misleading;

•	engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon us or any Client; or

•	engage in any manipulative practices with respect to our business activities.

All officers, principals and employees of the Advisers, as a condition of employment or continued employment or affiliation with the Advisers, will acknowledge annually, in writing, that they have received a copy of this Code, read it, and understand that the Code contains our expectations regarding their conduct.

PRINCIPLES OF BUSINESS CONDUCT

All officers, principals and employees of the Adviser will be subject to the following guidelines covering business conduct, except as noted below:

Conflicts of Interest

You must avoid any conflict, or the appearance of a conflict, between your personal interests, our interests and the interests of our Clients. A conflict exists when your personal interests in any way interfere with our interests or the interests of our Clients, or when you take any action or have any interests that may make it difficult for you to perform your job objectively and effectively. For example, a conflict of interest probably exists if:

•	you cause us or any of our Clients to enter into business relationships with you or a member of your family, or invest in companies affiliated with you or a member of your family;

•	you use any non-public information about us or any of our Clients for your personal gain, or the gain of a member of your family; or

•	you use or communicate confidential information obtained in the course of your work for your or another’s personal benefit.

Corporate Opportunities

Each of us has a duty to advance the legitimate interests of the Adviser and our Clients when the opportunity to do so presents itself. Therefore, you may not:

•	take for yourself personally opportunities, including investment opportunities, discovered through the use of your position with us or any of our Clients, or through the use of either’s property or information;

•	use our or any of our Clients’ property, information, or position for your personal gain or the gain of a family member; or

•	compete, or prepare to compete, with us or any of our Clients.

Confidentiality

You must not disclose confidential information regarding us, any of our Clients, or either of our or their affiliates, lenders or other business partners, unless such disclosure is authorized or required by law. Confidential information includes all non-public information that might be harmful to, or useful to the competitors of, the Adviser, our Clients, or any of our or their affiliates, lenders or other business partners. This obligation will continue until the information becomes publicly available, even after you leave the Adviser.

Fair Dealing

You must endeavor to deal fairly with our Clients and business partners, and any other companies or individuals with whom we or our Clients do business or come into contact, including fellow employees and our competitors. You must not take unfair advantage of these or other parties by means of:

•	manipulation;

•	concealment;

•	abuse of privileged information;

•	misrepresentation of material facts; or

•	any other unfair-dealing practice.

Protection and Proper Use of Assets

Our assets and those of our Clients are to be used only for legitimate business purposes. You should protect our assets and those of our Clients and ensure that they are used efficiently.

Incidental personal use of telephones, cell phones, fax machines, copy machines, digital scanners, personal computers or tablets and similar equipment is generally allowed if there is no significant added cost to us, it does not interfere with your work duties, and is not related to an illegal activity or to any outside business.

Compliance with Applicable Laws, Rules, Regulations and Agreements

Each of us has a duty to comply with all laws, rules and regulations that apply to our business. Each Adviser has a separate insider trading policy with which officers, principals and employees of the Adviser must comply. A copy of such Statement on the Prohibition of Insider Trading is included as Exhibit F. Please talk to our Chief Compliance Officer if you have any questions about how to comply with the above regulations and other laws, rules and regulations.

In addition, we expect you to comply with all of our policies and procedures that apply to you. We may modify or update our policies and procedures in the future, and may adopt new policies and procedures from time to time. You are also expected to observe the terms of the Franklin Square Holdings, L.P. Code of Business Conduct and Ethics and any confidentiality agreement, employment agreement or other similar agreement that applies to you.

Equal Opportunity; Harassment

We are committed to providing equal opportunity in all of our employment practices including selection, hiring, promotion, transfer, and compensation of all qualified applicants and employees without regard to race, color, sex or gender, sexual orientation, religion, age, national origin, disability, citizenship status, marital status or any other status protected by law. With this in mind, there are certain behaviors that will not be tolerated. These include harassment, violence, intimidation, and discrimination of any kind involving race, color, sex or gender, sexual orientation, religion, age, national origin, disability, citizenship status, marital status, or any other status protected by law.

Gifts

Gifts can appear to compromise the integrity and honesty of our personnel. On the other hand, business colleagues often wish to provide small gifts to others as a way of demonstrating appreciation or interest. We have attempted to balance these considerations in the policy which follows.

No officers, principals or employees of the Adviser shall accept a gift or other thing of more than de minimis value ($100 or less) from any person or entity that does business with, or is soliciting business from, the Adviser or its Clients. Gifts exceeding that amount per person must be returned and the gift, its approximate value and its disposition reported to the Chief Compliance Officer. Such persons may accept gifts in the form of customary business entertainment (meals, tickets to sporting or other entertainment events) so long as the giver will be present at the entertainment. Gifts to the Adviser as a whole or to an entire department (for example, accounting, analysts, etc.) may exceed the $100 limitation, but such gifts must be approved by the Chief Compliance Officer.

Standards for giving gifts are identical to those governing the acceptance of gifts (that is gifts given should be restricted to items worth $100 or less). On the whole, good taste and judgment must be exercised in both the receipt and giving of gifts. Every person subject to this Code must avoid gifts or entertainment that would compromise the Adviser’s or its Clients’ standing or reputation. If you are offered or receive any gift which is either prohibited or questionable, you must inform the Chief Compliance Officer immediately.

All gifts (whether received or given) shall be reflected in the gift log using the online compliance portal on FS Inside and must contain a basic description of the gift, a good faith estimate of the value of the gift, and a description of its disposition (i.e., accepted, rejected, returned to sender, etc.).

Solicitation of gifts is strictly prohibited.

The direct or indirect giving of, offering to give or promising to give, money or anything of value to a foreign official, a foreign political party or party official, or any candidate for foreign political office in order to corruptly obtain or retain a business benefit, is generally prohibited and is subject to additional requirements and limitations. If you intend to give, offer or promise such a gift, you must inform the Chief Compliance Officer immediately.

Accuracy of Adviser Records

We require honest and accurate recording and reporting of information in order to make responsible business decisions. This requirement includes such data as quality, safety, and personnel records, as well as financial records.

All financial books, records and accounts must accurately reflect transactions and events, and conform both to required accounting principles and to our system of internal controls.

Retaining Business Communications

The law requires us to maintain certain types of corporate records, usually for specified periods of time. Failure to retain those records for those minimum periods could subject us to penalties and fines, cause the loss of rights, obstruct justice, place us in contempt of court, or seriously disadvantage us in litigation.

From time to time we establish retention or destruction policies in order to ensure legal compliance. We expect you to fully comply with any published records retention or destruction policies, provided that you should note the following exception: If you believe, or we inform you, that our records are relevant to any litigation or governmental action, or any potential litigation or action, then you must preserve those records until we determine the records are no longer needed. This exception supersedes any previously or subsequently established destruction policies for those records. If you believe that this exception may apply, or have any questions regarding the possible applicability of this exception, please contact our Chief Compliance Officer.

Outside Employment

Without the written consent of the Chief Executive Officer of the Adviser, no officer, principal or employee of the Adviser is permitted to:

•	be engaged in any other financial services business for profit;

•	be employed or compensated by any other business for work performed; or

•	have a significant (more than 5% equity) interest in any other financial services business, including, but not limited to, banks, brokerages, investment advisers, insurance companies or any other similar business.

Requests for outside employment waivers should be made in writing to the Chief Executive Officer, with a copy to the Chief Compliance Officer.

Service as a Director

No officer, principal or employee of the Adviser shall serve as a director (or member of a similar governing body) or officer of any organization, other than a charitable organization, without prior written authorization from the Chief Compliance Officer. Any request to serve on the board of such an organization must include the name of the entity and its business, the names of the other board members, and a general reason for the request. Such requests must be submitted through the online compliance portal on FS Inside. The Chief Compliance Officer shall consult with the Chief Executive Officer in connection with such request.

Political Contributions

Persons associated with the Adviser or any of its affiliated organizations, including the Companies, may, subject to Franklin Square Holdings’ Political Contributions and Pay-to-Play Political Activity Policy, contribute cash, gifts or anything of value to: (i) political action committees; (ii) political parties; or (iii) elected officials or candidates. However, any such contribution must be pre-approved by the Chief Executive Officer or Chief Compliance Officer, or their designees. Persons associated with the Adviser or the Company will be required to disclose any political contributions made no less frequently than annually. In addition, designated persons may not solicit from others, or coordinate, contributions to elected officials or candidates or payments to political parties without pre-approval by the Chief Executive Officer or Chief Compliance Officer, or their designee.

Media Relations

We must speak with a unified voice in all dealings with the press and other media. As a result, our Chief Executive Officer, or his or her designee, is the sole contact for media seeking information about the Adviser. Any requests from the media must be referred to our Chief Executive Officer, or his designee.

Intellectual Property Information

Information generated in our business is a valuable asset. Protecting this information plays an important role in our growth and ability to compete. Such information includes: business and research plans; objectives and strategies; trade secrets; unpublished financial information; salary and benefits data; and lender and other business partner lists. Officers, principals and employees of each Adviser who have access to our intellectual property information and that of our Clients are obligated to safeguard it from unauthorized access and:

•	not disclose this information to persons outside of the Adviser;

•	not use this information for personal benefit or the benefit of persons outside of the Adviser; and

•	not share this information with other officers, principals and employees of the Adviser except on a legitimate “need to know” basis.

Internet and E-Mail Policy

We provide an e-mail system and Internet access to certain of our employees to help them do their work. You may use the e-mail system and the Internet only for legitimate business purposes in the course of your duties. Incidental and occasional personal use is permitted, but never for personal gain or any improper or illegal use. Further, you are permitted to post information on public forums, such as blogs or social networking sites (e.g., Facebook®, Twitter® or LinkedIn®) outside of work, but you should consider how the use of social media can reflect upon us. LinkedIn® postings should be limited to your title and general role within the Adviser. You may not, however, indicate that you work for us in a public forum if other information posted on that site could cause harm to our reputation. Moreover, information about us (or any interaction with another person) that is posted in a public forum might be construed by the SEC or its staff as an advertisement that is subject to strict regulations. Consequently, you are prohibited from posting information about us or your specific activities within the Adviser (other than your title and general role within the Adviser) in any public forum without the explicit pre-approval of the management team and the Chief Compliance Officer (or his or her designee). You must also consult with the management team and the Chief Compliance Officer (or his or her designee) prior to posting any information in any public forum, where you could be viewed as acting in your capacity as an associated person of the Adviser. You are prohibited from sharing proprietary information about our operations or investment decisions, or posting any non-public information, in any public forum. You are required to comply, at all relevant times, with the Acceptable Use Policy adopted by FS Investments and applicable to each Adviser.

Reporting Violations and Complaint Handling

You are responsible for compliance with the rules, standards and principles described in this Code. In addition, you should be alert to possible violations of this Code by the Adviser’s officers, principals and employees, and you are expected to report any violation promptly. Normally, reports should be made to your immediate supervisor. Under some circumstances, it may be impractical or you may feel uncomfortable raising a matter with your supervisor. In those instances, you are encouraged to contact our Chief Compliance Officer who will investigate and report the matter to our Chief Executive Officer and the governing body of any affected Client, as the circumstance dictates. You will also be expected to cooperate in any investigation of a violation.

Anyone who has a concern about our conduct, the conduct of an officer, principal or employee of the Adviser or our accounting, internal accounting controls or auditing matters, may communicate that concern to our Chief Compliance Officer. All reported concerns relating to or affecting a Client shall be promptly forwarded to the applicable governing body of such Client by our Chief Compliance Officer and will be simultaneously addressed by our Chief Compliance Officer in the same way that other concerns are addressed by us. The status of all outstanding concerns forwarded to any Clients will be reported on a quarterly basis by our Chief Compliance Officer.

All reports will be investigated and whenever possible, requests for confidentiality shall be honored. While anonymous reports will be accepted, please understand that anonymity may hinder or impede the investigation of a report. All cases of questionable activity or improper actions will be reviewed for appropriate action, discipline or corrective actions. Whenever possible, we will keep confidential the identity of employees, officers or principals who are accused of violations, unless or until it has been determined that a violation has occurred.

There will be no reprisal, retaliation or adverse action taken against any officer, principal or employee who, in good faith, reports or assists in the investigation of, a violation or suspected violation, or who makes an inquiry about the appropriateness of an anticipated or actual course of action.

For reporting concerns about the Adviser’s conduct, the conduct of an officer, principal or employee of the Adviser, or about the Adviser’s accounting, internal accounting controls or auditing matters, you may contact the Adviser at the address set forth below:

ADDRESS:	201 Rouse Boulevard
Philadelphia, PA 19112

In the case of a confidential, anonymous submission, employees should set forth their concerns in writing and forward them in a sealed envelope to the Chief Compliance Officer, such envelope to be labeled with a legend such as: “To be opened by the Chief Compliance Officer only.”

CODE OF ETHICS

The persons specified in the following discussion will be subject to the provisions of this Code.

Scope of the Code of Ethics

In order to prevent each Adviser’s Access Persons, as defined below, from engaging in any of these prohibited acts, practices or courses of business, the Adviser has adopted this Code which has been approved by the Board.

Definitions

Access Person. “Access Person” means all officers, principals and employees of the Adviser and any of the Adviser’s Supervised Persons (as defined below) who have access to non-public information regarding any Client’s purchase or sale of a Covered Security (as defined below), or non-public information regarding the portfolio holdings of any Client, or who is involved in making securities recommendations to Clients, or who has access to such recommendations that are non-public.

Automatic Investment Plan. “Automatic Investment Plan” refers to any program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation, including a dividend reinvestment plan.

Beneficial Interest. “Beneficial Interest” includes any entity, person, trust, or account with respect to which an Access Person exercises investment discretion or provides investment advice. A beneficial interest shall be presumed to include all accounts in the name of or for the benefit of the Access Person, his or her spouse, dependent children, or any person living with him or her or to whom he or she contributes economic support.

Beneficial Ownership. “Beneficial Ownership” shall be determined in accordance with Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except that the determination of direct or indirect Beneficial Ownership shall apply to all securities, and not just equity securities, that an Access Person has or acquires. Rule 16a-1(a)(2) under the Exchange Act provides that the term “beneficial owner” means any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares a direct or indirect pecuniary interest in any equity security. Therefore, an Access Person may be deemed to have Beneficial Ownership of securities held by members of his or her immediate family sharing the same household, or by certain partnerships, trusts, corporations, or other arrangements.

Blackout Period. “Blackout Period” shall mean that timeframe in which the Adviser or an Access Person is not permitted to purchase or sell the securities of any one of the Companies. The Blackout Period is in effect at all times of any calendar year, except during the Window Period (as defined below). Notwithstanding this prohibition, an Access Person may purchase securities of a Company during a Blackout Period, if such transactions are made pursuant to a pre-existing written plan, contract, instruction or arrangement under Rule 10b5-1 (“Approved 10b5-1 Plan”) as that term is defined in the Statement on the Prohibition of Insider Trading, attached as Appendix F.

Control. “Control” shall have the same meaning as that set forth in Section 2(a)(9) of the 1940 Act.

Covered Security. “Covered Security” means a security as defined in Section 2(a)(36) of the 1940 Act, except that it does not include: (i) direct obligations of the government of the United States; (ii) bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments including repurchase agreements; and (iii) shares issued by registered open-end investment companies (i.e., mutual funds); however, exchange traded funds structured as unit investment trusts or open-end funds are considered “Covered Securities”.

Initial Public Offering. “Initial Public Offering” means an offering of securities registered under the Securities Act of 1933, as amended (the “Securities Act”), the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act.

Limited Offering. “Limited Offering” means an offering that is exempt from registration under the Securities Act pursuant to Section 4(a)(2) or Section 4(a)(6) or pursuant to Rules 504, 505 or 506 under the Securities Act.

Purchase or Sale of a Covered Security. “Purchase or Sale of a Covered Security” is broad and includes, among other things, the writing of an option to purchase or sell a Covered Security, or the use of a derivative product to take a position in a Covered Security.

Restricted List. The Restricted List identifies those securities which the Adviser or its Access Persons may not trade due to some restriction under the securities laws whereby the Adviser or its Access Persons may be deemed to possess material non-public information about the issuer of such securities.

Supervised Person. A “Supervised Person” means any partner, principal, officer, director (or other person occupying a similar status or performing similar functions), or employee of any entity that provides investment advice on behalf of the Adviser and is subject to the supervision and control of the Adviser.

Window Period. “Window Period” shall mean that timeframe in which an Access Person is permitted to purchase or sell securities of the Company. Typically, the Window Period begins at the opening of trading on the second business day following the date on which the Company publicly releases quarterly or annual financial results designated by our Chief Compliance Officer or Chief Financial Officer, working together with the Adviser’s legal department, to be sufficient to open the window period and extends for thirty (30) calendar days thereafter, provided, however, that the window period in the first quarter of any fiscal year will end not later than the fifteenth (15th) calendar day prior to the end of the first quarter. As a result, it is possible that the Window Period in the first fiscal quarter may, at times, be shorter than thirty (30) calendar days or not open at all. Should the end of the “window period” fall on a weekend, such window will be extended through the close of business on the following business day.

Standards of Conduct

1. No Access Person shall engage, directly or indirectly, in any business transaction or arrangement for personal profit that is not in the best interests of the Adviser or its Clients; nor shall he or she make use of any confidential information gained by reason of his or her employment by or affiliation with the Adviser, or any of its affiliates or Clients, in order to derive a personal profit for himself or herself or for any Beneficial Interest, in violation of the fiduciary duty owed to the Adviser and its Clients.

2. Any Access Person recommending or authorizing the purchase or sale of a Covered Security by any Client of the Adviser shall, at the time of such recommendation or authorization, disclose any Beneficial Interest in, or Beneficial Ownership of, such Covered Security or the issuer thereof.

3. No Access Person shall dispense any information concerning securities holdings or securities transactions of any of the Adviser’s Clients to anyone outside the Adviser without obtaining prior written approval from our Chief Compliance Officer, or such person or persons as our Chief Compliance Officer may designate to act on his or her behalf. Notwithstanding the preceding sentence, such Access Person may dispense such information without obtaining prior written approval:

•	when there is a public report containing the same information;

•	when such information is dispensed in accordance with compliance procedures established to prevent conflicts of interest between the Adviser and its Clients; or

•	in the ordinary course of his or her duties on behalf of the Adviser.

4. Each Adviser owes its Clients a duty of undivided loyalty. As an investment adviser, the Adviser has a fiduciary responsibility to its Clients. Clients’ interests must always be placed first. Thus, each Adviser’s personnel must conduct their personal securities transactions in a manner that does not interfere, or appear to interfere, with any transaction for a Client or otherwise takes unfair advantage of a Client relationship. All personal securities transactions should be conducted consistent with this Code and in such manner as to avoid actual or potential conflicts of interest, the appearance of a conflict of interest, or any abuse of an individual’s position of trust and responsibility within the Adviser. All Adviser personnel must adhere to these fundamental principles as well as comply with the specific provisions set forth herein.

Prohibited Transactions

1. General Prohibition. No Access Person shall purchase or sell, directly or indirectly, any Covered Security (including any security issued by the issuer of such Covered Security) in which he or she has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership and which such Access Person knows or should have known at the time of such purchase or sale that such Covered Security is being considered for purchase or sale by a Client of the Adviser, or is held in the portfolio of a Client of the Adviser, unless such Access Person shall have obtained prior written approval for such purpose from our Chief Compliance Officer.

•	An Access Person who becomes aware that any Client of an Adviser is considering the purchase or sale of any Covered Security must immediately notify our Chief Compliance Officer of any interest that such Access Person may have in any outstanding Covered Security (including any security issued by the issuer of such Covered Security).

•	An Access Person shall similarly notify our Chief Compliance Officer of any other interest or connection that such Access Person might have in or with such issuer.

•	Once an Access Person becomes aware that any Client of the Adviser is considering the purchase or sale of a Covered Security in its portfolio, such Access Person may not engage in any transaction in such Covered Security (including any security issued by the issuer of such Covered Security).

•	The foregoing notifications or permission may be provided verbally, but should be confirmed in writing as soon and with as much detail as possible.

2. Securities Appearing on the Portfolio and Pipeline Reports and Restricted List. The holdings of the Adviser’s Clients are detailed in the Portfolio Report that will be updated and distributed daily to all Access Persons. Access Persons will also receive, as frequently as necessary, the names of those entities that are being considered for investment by any of the Adviser’s Clients in the Pipeline Report. Access Persons are required to review these reports and the Restricted List prior to engaging in any securities transactions.

3. Initial Public Offerings and Limited Offerings. Access Persons of the Adviser must obtain approval from our Chief Compliance Officer before directly or indirectly acquiring Beneficial Ownership in any securities in an Initial Public Offering or in a Limited Offering.

4. Securities Under Review. No Access Persons shall execute a securities transaction in any security issued by an entity that any of the Adviser’s Clients own or are considering for purchase or sale, unless such Access Person shall have obtained prior written approval for such purpose from our Chief Compliance Officer.

5. Trading in the Company’s Securities. No Access Person may purchase or sell (tender) the Company’s securities during a Blackout Period, unless the purchase or sale is made pursuant to an Approved 10b5-1 Plan as that term is defined in the Company’s Statement on the Prohibition of Insider Trader (see Appendix F). All other purchases and sales of the Company’s securities can only occur during an open Window Period. All purchases and sales of the Company’s securities during an open Window Period must be pre-cleared by the Chief Compliance Officer, using the online compliance portal on FS Inside.

6. Adviser Acquisition of Shares in Companies that Access Persons Hold Through Limited Offerings. Access Persons who have been authorized to acquire securities in a Limited Offering must disclose that investment to our Chief Compliance Officer when they are involved in the Adviser’s subsequent consideration of an investment in the issuer on behalf of any Client, and the Adviser’s decision or recommendation to purchase such securities on behalf of any Client must be independently reviewed by Access Persons with no personal interest in that issuer.

Management of the Restricted List

Our Chief Compliance Officer will manage placing and removing names from the Restricted List. Should an Access Person learn of material non-public information concerning the issuer of any security, that information must be provided to our Chief Compliance Officer so that the issuer can be included on the Restricted List. The Chief Compliance Officer will note the nature of the information learned, the time the information was learned and the other persons in possession of this information. The Chief Compliance Officer will maintain this information in a log. Upon the receipt of such information, our Chief Compliance Officer will revise and circulate the Restricted List to all Access Persons.

Any sub-advisers to the Adviser, or affiliated investment advisers, will be directed to advise the Adviser when they have obtained information that causes them to be restricted from trading in the securities of any of the names appearing on the Pipeline and Portfolio Reports (as discussed above). This information will be provided to our Chief Compliance Officer who will add the name(s) to the Restricted List and electronically make available the revised list to Access Persons. Sub-advisers, or affiliated investment advisers, will also be required to notify the Adviser’s Chief Compliance Officer if they are restricted from trading in the securities of any of the issuers discussed with the Adviser for possible inclusion in the portfolio of any of the Adviser’s Clients.

The contents of the Restricted List are highly confidential and must not be disclosed to any person or entity outside of the Adviser absent approval of our Chief Compliance Officer or the Chief Executive Officer.

Procedures to Implement this Code of Ethics

The following reporting procedures have been established to assist Access Persons in avoiding a violation of this Code, and to assist the Adviser in preventing, detecting and imposing sanctions for violations of this Code. Every Access Person must follow these procedures. Questions regarding these procedures should be directed to our Chief Compliance Officer.

All Access Persons are subject to the reporting requirements set forth in the next section, except as follows:

•	with respect to transactions effected for, and Covered Securities (including any security issued by the issuer of such Covered Security) held in, any account over which the Access Person has no direct or indirect influence or control; or

•	those transactions effected pursuant to an Automatic Investment Plan.

Reporting Requirements

The Adviser shall appoint a Chief Compliance Officer who shall furnish each officer, principal and employee with a copy of this Code, along with the other sections of this Code, and any amendments, upon commencement of employment by or affiliation with the Adviser and annually thereafter.

Each officer, principal and employee of each Adviser is required to certify, through a written acknowledgment, within 10 days of commencement of employment by or affiliation with the Adviser, that he or she has received, read and understands all aspects of this Code and recognizes that he or she is subject to the provisions and principles detailed therein. In addition, our Chief Compliance Officer shall notify each Access Person of his or her obligation to submit an initial holdings report, quarterly transaction reports, and annual holdings reports, as described below.

Pre-Clearance Reports

Access Persons of the Adviser must obtain approval from our Chief Compliance Officer prior to entering into a transaction in the Company’s securities, unless such purchase or sale is made pursuant to an Approved 10b5-1 Plan, as that term is defined in the Company’s Statement on the Prohibition of Insider Trading (attached as Exhibit F, hereto), in a Limited Offering or an Initial Public Offering. Pre-clearance of trades in securities issued by companies whose names appear on the Pipeline and Portfolio Reports is also required of Access Persons. Pre-clearance responses should be submitted using the Adviser’s online compliance portal that can be accessed via FS Inside, the intranet website provided and maintained by the Company’s sponsor, Franklin Square Holdings, L.P. The pre-clearance request shall include the name of the Access Person, the date, the name of the broker who will execute the transaction, the name of the security, quantity, whether the transaction is a purchase or sale, total anticipated dollar value and any pertinent instructions, i.e., GTC, limit. In determining whether to approve the transaction, the Chief Compliance Officer will consider whether the opportunity to purchase or sell such securities should be first offered to eligible Clients, or whether an Access Person is being offered the opportunity because of his or her position with the Adviser. The Chief Compliance Officer will document approval or disapproval of each such request.

Initial Holdings Reports

Each Access Person must, no later than 10 days after the person becomes an Access Person, submit to our Chief Compliance Officer or other designated person a report of the Access Person’s current securities holdings. The information provided must be current as of a date no more than 45 days prior to the date the person becomes an Access Person. The report must include the following:

•	the title and type of the security and, as applicable, the exchange ticker symbol or CUSIP number, the number of shares held for each security, and the principal amount;

•	the name of any broker, dealer or bank with which the Access Person maintains an account in which any securities are held for the Access Person’s direct or indirect benefit; and

•	the date the Access Person submits the report.

An example of the type of information that is required to be included on Initial Holdings Reports is provided in Exhibit C.

Quarterly Transaction Reports

Each Access Person must, no later than 30 days after the end of each calendar quarter, confirm to our Chief Compliance Officer or other designated person all of the Access Person’s transactions involving a Covered Security (including any security issued by the issuer of such Covered Security) in which the Access Person had, or as a result of the transaction acquired, any direct or indirect Beneficial Ownership, during the calendar quarter most recently ending. The Access Person must confirm quarterly the following information:

•	the date of the transaction;

•	the title and, as applicable, the exchange ticker symbol or CUSIP number, of each reportable security involved, the interest rate and maturity date of each reportable security involved, the number of shares of each reportable security involved, and the principal amount of each reportable security involved;

•	the nature of the transaction (i.e., purchase, sale or other type of acquisition or disposition);

•	the price of the security at which the transaction was effected;

•	the name of the broker, dealer or bank with or through which the transaction was effected; and

•	the date the Access Person confirms such transaction.

With respect to any account established by an Access Person during the reporting quarter in which any Covered Securities were held for the direct or indirect benefit of the Access Person, the Access Person must report (a) the name of the broker, dealer or bank with whom the Access Person established the account, (b) the date the account was established, and (c) the date the information is submitted.

An example of the type of information required to be confirmed on a quarterly basis is provided in Exhibit D.

Annual Holdings Reports

Each Access Person must confirm to our Chief Compliance Officer or other designated person an annual holdings report reflecting holdings as of a date no more than 45 days before the confirmation is submitted. The Annual Holdings confirmation must be submitted at least once every 12 months, on a date to be designated by the Adviser. Our Chief Compliance Officer will notify every Access Person of the date. Each report must include:

•	the title and, as applicable, the exchange ticker symbol or CUSIP number, of each reportable security involved, the interest rate and maturity date of each reportable security involved, the number of shares of each reportable security involved, and the principal amount of each reportable security involved;

•	the name of any broker, dealer or bank with which the Access Person maintains an account in which any securities are held for the Access Person’s direct or indirect benefit; and

•	the date the Access Person confirms the report.

An example of the type of information required to be confirmed annually is provided in Exhibit E.

Annual Certification of Compliance

All Access Persons must annually certify, through a written acknowledgment, to our Chief Compliance Officer that: (1) they have read, understood and agree to abide by this Code; (2) they have complied with all applicable requirements of this Code; and (3) they have reported all transactions and holdings that they are required to report under this Code.

The Annual Certification of Compliance is submitted using the Adviser’s online compliance portal, accessible via FS Inside.

ADMINISTRATION OF THIS CODE

Our Chief Compliance Officer has overall responsibility for administering this Code and reporting on the administration of and compliance with this Code and related matters to our Chief Executive Officer and the applicable governing bodies of our Clients.

Our Chief Compliance Officer shall review all reports to determine whether any transactions recorded therein constitute violations of this Code. Before making any determination that a violation has been committed by a person subject to this Code, such person shall be given an opportunity to supply additional explanatory material. Our Chief Compliance Officer shall maintain copies of the reports as required by the Advisers Act.

No less frequently than annually our Chief Compliance Officer must furnish to our Chief Executive Officer and the applicable governing bodies of our Clients, as necessary, and our Chief Executive Officer and the applicable governing bodies of our Clients, as necessary, must consider, a written report that describes any issues arising under this Code or its procedures since the last report, including, but not limited to, information about material violations of this Code or its procedures and any sanctions imposed in response to material violations. This report should also certify that the Adviser has adopted procedures reasonably designed to prevent persons subject to this Code from violating this Code.

SANCTIONS FOR CODE VIOLATIONS

All violations of this Code will result in appropriate corrective action, up to and including dismissal. If the violation involves potentially criminal activity, the individual or individuals in question will be reported, as warranted, to the appropriate authorities.

APPLICATION/WAIVERS

All of the officers, principals and employees of the Adviser are subject to this Code.

Insofar as other policies or procedures of the Adviser govern or purport to govern the behavior or activities of all persons who are subject to this Code, they are superseded by this Code to the extent that they overlap or conflict with the provisions of this Code.

RECORDS

The Adviser shall maintain records with respect to this Code in the manner and to the extent set forth below, which records may be maintained on microfilm or electronic storage media under the conditions described in Rule 31a-2(f) under the 1940 Act and shall be available for examination by representatives of the SEC:

1. A copy of this Code and any other code of ethics of the Adviser that is, or at any time within the past five years has been, in effect shall be maintained in an easily accessible place;

2. A record of any violation of this Code and of any action taken as a result of such violation shall be maintained in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

3. A copy of each report made by an Access Person or duplicate account statement received pursuant to this Code, shall be maintained for a period of not less than five years from the end of the fiscal year in which it is made or the information is provided, the first two years in an easily accessible place;

4. A record of all persons who are, or within the past five years have been, required to make reports pursuant to this Code, or who are or were responsible for reviewing these reports, shall be maintained in an easily accessible place;

5. A copy of each report made to our Chief Executive Officer and the applicable governing bodies of our Clients shall be maintained for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place; and

6. A record of any decision and the reasons supporting the decision, to approve the direct or indirect acquisition by an Access Person of Beneficial Ownership in any securities in an Initial Public Offering or a Limited Offering shall be maintained for at least five years after the end of the fiscal year in which the approval is granted.

REVISIONS AND AMENDMENTS

This Code may be revised, changed or amended at any time with the approval of the Adviser. Following any material revisions or updates, an updated version of this Code will be distributed to you, and will supersede the prior version of this Code effective upon distribution. We may ask you to sign an acknowledgement confirming that you have read and understood any revised version of this Code, and that you agree to comply with the provisions thereof.

EXHIBIT A

Acknowledgment Regarding

Code of Business Conduct and Ethics

This Exhibit A relates to each of the investment advisers to the business development companies sponsored by Franklin Square Holdings, L.P. listed on Schedule I hereto (each,

an “Adviser”)

This acknowledgment is to be signed and returned to our Chief Compliance Officer and will be retained as part of your permanent personnel file.

I have received a copy of the Adviser’s Code of Business Conduct and Ethics (the “Code”), read it, and understand that the Code contains the expectations of the Adviser regarding employee conduct, ethical behavior and the prohibition of trading on insider information. I agree to observe the policies and procedures contained in the Code and have been advised that, if I have any questions or concerns relating to such policies or procedures, I understand that I have an obligation to report to the Chief Compliance Officer or other such designated officer, any suspected violations of the Code of which I am aware. I also understand that the Code is issued for informational purposes and that it is not intended to create, nor does it represent, a contract of employment.

Name (Printed)

Signature

Date

The failure to read and/or sign this acknowledgment in no way relieves you of your responsibility to comply with the Adviser’s Code of Business Conduct and Ethics.

1

EXHIBIT B

PRE-CLEARANCE FORM

This Exhibit B relates to each of the investment advisers to the business development companies sponsored by Franklin Square Holdings, L.P. listed on Schedule I hereto (each,

an “Adviser”)

Use this form to request pre-clearance of a transaction to purchase a Limited Offering, Initial Public Offering or to purchase or sell a security issued by an issuer appearing on the Portfolio or Pipeline Reports. Please submit this form, together with a copy of the Limited Offering documentation to the Chief Compliance Officer at least five (5) business days before the planned investment.

Employee Name:                                                             Date:

Name of Broker Executing Transaction:

Issuer/Security Name:

Terms of Transaction (purchase or sale, price, quantity, purchaser – individual, joint, entity, etc.):

Proposed Transaction Date:

How did you learn about this opportunity?

Related to a Portfolio or Pipeline security?

Approved:_____________________________	Date:______________

Not Approved:_____________________________	Date:______________

Comments:_____________________________

1

EXHIBIT C

INITIAL HOLDINGS REPORT

As of

This Exhibit C relates to each of the investment advisers to the business development companies sponsored by Franklin Square Holdings, L.P. listed on Schedule I hereto (each,

an “Adviser”)

To:	Chief Compliance Officer

A.	Securities Holdings. I have listed below (or attached hereto a listing) all of my Securities Holdings held by me or Beneficial Owners as defined in the Adviser’s Code of Business Conduct and Ethics:

Title of Security	Ticker Symbol/ CUSIP Number	Interest Rate and Maturity Date (If Applicable)	Date of Transaction	Number of Shares or Principal Amount	Dollar Amount of Transaction	Nature of Transaction (Purchase, Sale, Other)	Price	Broker/Dealer or Bank Through Whom Effected

B. Brokerage Accounts. I, or a Beneficial Owner, have established the following accounts in which securities are held for my direct or indirect benefit:

Name of Broker, Dealer or Bank

1.

2.

3.

Date:	Signature:

Print Name:

1

EXHIBIT D

QUARTERLY TRANSACTION REPORT

For the Calendar Quarter Ended:

This Exhibit D relates to each of the investment advisers to the business development companies sponsored by Franklin Square Holdings, L.P. listed on Schedule I hereto (each,

an “Adviser”)

To:	Chief Compliance Officer

A. Securities Transactions. During the quarter referred to above, the following transactions were effected in securities of which I had, or by reason of such transactions acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Adviser’s Code of Business Conduct and Ethics:

Title of Security	Ticker Symbol/ CUSIP Number	Interest Rate and Maturity Date (If Applicable)	Date of Transaction	Number of Shares or Principal Amount	Dollar Amount of Transaction	Nature of Transaction (Purchase, Sale, Other)	Price	Broker/Dealer or Bank Through Whom Effected

B. New Brokerage Accounts. During the quarter referred to above, I established the following accounts in which securities were held during the quarter for my direct or indirect benefit:

Name of Broker, Dealer or Bank                         Date Account Was Established

C. Other Matters. This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) excludes other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

Date:	Signature:

Print Name:

1

EXHIBIT E

ANNUAL HOLDINGS REPORT

As of December 31, 20

This Exhibit E relates to each of the investment advisers to the business development companies sponsored by Franklin Square Holdings, L.P. listed on Schedule I hereto (each, an “Adviser”)

To:	Chief Compliance Officer

As of December 31, 20__, I had direct or beneficial ownership interest in the securities listed below which are required to be reported pursuant to Rule 204A-1 under the Investment Advisers Act of 1940:

A.	Securities Holdings. I have listed below (or attached hereto a listing) all of my Securities Holdings held by me or Beneficial Owners as defined in the Adviser’s Code of Business Conduct and Ethics:

Title of Security	Ticker Symbol/ CUSIP Number	Interest Rate and Maturity Date (If Applicable)	Date of Transaction	Number of Shares or Principal Amount	Dollar Amount of Transaction	Nature of Transaction (Purchase, Sale, Other)	Price	Broker/Dealer or Bank Through Whom Effected

B.	Brokerage Accounts. As of December 31, 20__, I or a Beneficial Owner maintained accounts with brokers, dealers, and banks listed below in which securities were held for my direct or indirect benefit:

Name of Broker, Dealer or Bank                     Date Account was Established *

1.

2.

3.

This report (i) excludes securities and accounts over which I had no direct or indirect influence or control;(ii) excludes securities not required to be reported (for example, direct obligations of the U.S. Government, shares of registered investment companies etc.); and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities accounts listed above.

Date:	Signature:

Print Name:

*	Note: If account was established before 20__, you can state that it was established before 20__.

1

Appendix B: Proxy Voting Policies and Procedures

PROXY VOTING POLICIES AND PROCEDURES

Each of business development companies listed on Schedule I hereto (each, the “Company” and collectively, the “Companies”), has delegated its proxy voting responsibility to its investment adviser listed on Schedule I hereto (the “Adviser”). The Proxy Voting Policies and Procedures of the Adviser are set forth below. (The guidelines are reviewed periodically by the Adviser and the Company’s non-interested directors/trustees, and, accordingly, are subject to change.)

Introduction

As an investment adviser registered under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), the Adviser has a fiduciary duty to act solely in the best interests of its clients. As part of this duty, the Adviser recognizes that it must vote client securities in a timely manner free of conflicts of interest and in the best interests of its clients.

These policies and procedures for voting proxies for the investment advisory clients of the Adviser are intended to comply with Section 206 of, and Rule 206(4)-6 under, the Advisers Act.

Proxy Policies

The Adviser will delegate to sub-adviser the voting of proxies relating to the Company’s portfolio securities in the best interest of its clients’ stockholders. The Adviser will review on a case-by-case basis each proposal submitted for a stockholder vote to determine its impact on the portfolio securities held by its clients. Although the Adviser will generally vote against proposals that may have a negative impact on its clients’ portfolio securities, it may vote for such a proposal if there exists compelling long-term reasons to do so.

The proxy voting decisions of the Adviser are made by the senior officers who are responsible for monitoring each of its clients’ investments. To ensure that its vote is not the product of a conflict of interest, the Adviser requires that: (i) anyone involved in the decision-making process disclose to the Adviser’s Chief Compliance Officer any potential conflict that he or she is aware of and any contact that he or she has had with any interested party regarding a proxy vote; and (ii) employees involved in the decision-making process or vote administration are prohibited from revealing how the Adviser intends to vote on a proposal in order to reduce any attempted influence from interested parties. Once approved by the Adviser, the results of proxy vote decisions are communicated by the Adviser to the sub-adviser for execution of the proxy votes.

Proxy Voting Records

You may obtain information, without charge, regarding how the Adviser voted proxies with respect to the Company’s portfolio securities by making a written request for proxy voting information to: Chief Compliance Officer, 201 Rouse Boulevard, Philadelphia, Pennsylvania 19112.

1

Appendix C: Books and Records

Books and Records to be Maintained by a Registered Investment Adviser

1.	The following books and records must be maintained and preserved in an easily accessible place for six years from the end of the fiscal year during which the last entry was made on such record in an appropriate office of the investment adviser:

a.	accounting records

i.	journals, including cash receipts and disbursements records and any other, records of original entry forming the basis of entries in any ledger;

ii.	general and auxiliary ledgers (or other comparable records) reflecting asset, liability, reserve, capital, income and expense accounts;

iii.	all check books, bank statements, canceled checks and cash reconciliations of the investment adviser;

iv.	all paid or unpaid bills or statements (or copies thereof) relating to the investment adviser’s business; and

v.	all trial balances, financial statements and internal audit working papers relating to the investment adviser’s business.

b.	records relating to transactions for clients

i.	a memorandum of each order containing:

(1)	the terms and conditions of the order given by the investment adviser for the purchase or sale of any security;

(2)	any instruction received by the investment adviser from the client concerning the purchase, sale, receipt or delivery of a particular security;

(3)	any modification or cancellation of any such order or instruction;

(4)	the names of persons connected with the investment adviser who recommended the transaction to the client and the person who placed the order;

(5)	the account for which the order has been entered;

(6)	the date of the entry;

1

(7)	the bank, broker or dealer by or whom the order was executed; and

(8)	whether the order was entered pursuant to the exercise of the investment adviser’s discretionary power.

ii.	if the investment adviser has custody or possession of securities or funds of any client, the investment adviser must also maintain the following records:

(1)	a journal or other record showing all purchases, sales, receipts and deliveries of securities (including certificate numbers) for such accounts and all other debits and credits to such accounts;

(2)	a separate ledger account for each such client showing all purchases, sales, receipts and deliveries of securities, the date and price of each such purchase and sale, and all debits and credits;

(3)	copies of all confirmations of all transactions effected by or for the account of any such client; and

(4)	a record of each security in which any such client has a position, which record shall show the name of each such client having any interest in such security, the amount or interest of each such client, and the location of each such security.

iii.	an investment adviser who renders any investment supervisory or management service to any client shall with respect to the portfolio being supervised or managed and to the extent that the information is reasonably available to or obtainable by the investment adviser, make and keep true, accurate and current:

(1)	records showing separately for each such client the securities purchased and sold, and the date, amount and price of each such purchase and sale; and

(2)	for each security in which any such client has a current position, information from which the investment adviser can promptly furnish the name of each client, and the current amount or interest of such client.

iv.	originals of all written communications received and copies of all written communications sent by the investment adviser relating to:

(1)	any recommendation made or proposed to be made and any advice given or proposed to be given;

(2)	any receipt, disbursement or delivery of funds or securities or the placing or execution of any order to purchase or sell any security

(a)	except that the following written communications do not have to be kept:

(i)	any unsolicited market letters and other similar communications of general public distribution not prepared by or for the investment adviser; or

(ii)	a record of the names and addresses of the persons to whom any notice, circular or other advertisement offering any report, analysis, publication or other investment advisory services was sent, if such written communication was sent to more than 10 persons, except that if such written communication is distributed to persons named on any list, a copy of such written communication should be kept with a memo describing the list and its source.

c.	arrangements with clients and correspondence

i.	a list or other record of all accounts in which the investment adviser is vested with any discretionary power with respect to the funds, securities or transactions of any client;

ii.	all powers of attorney and other evidences of the granting of any discretionary authority by any client to the investment adviser (or copies thereof);

iii.	all written agreements (or copies thereof) entered into by the investment adviser with any client or otherwise relating to the investment adviser’s business;

iv.	a copy of each written statement and each amendment or revision thereof, given or sent to any client or prospective client of such investment adviser in accordance with the provisions of Rule 204-3 under the Advisers Act (Part 2 of Form ADV or a written document containing the information required by Part 2 of Form ADV), and a record of the dates that each written statement, and each amendment or revision thereof, was given or offered to be given, to any client or prospective client who subsequently becomes a client; and

v.	all written acknowledgments of receipt of the investment adviser’s written disclosure statement and the solicitor’s written disclosure statement received from the client prior to, or at the time of entering into any written or oral investment advisory contract and copies of the disclosure documents delivered to clients by solicitors pursuant to Rule 206(4)-3 under the Advisers Act.

d.	personal securities transaction reports

i.	a copy of the investment adviser’s code of ethics adopted and implemented pursuant to proposed Rule 204A-1 that is in effect, or at any time within the past five years was in effect;

ii.	a record of any violation of the code of ethics, and of any action taken as a result of the violation;

iii.	a record of all written acknowledgments as required by proposed Rule 204A-l(a)(6) for each person who is currently, or within the past five years was, a supervised person of the investment adviser;

iv.	a record of each report made by an access person under the investment adviser’s code of ethics, including any broker trade confirmations or account statements received by the investment adviser in lieu of such report, all such information, whether from a report made by an access person or from information provided in lieu of a report, to be maintained electronically in an accessible computer database;

v.	a record of the names of persons who are currently, or within the past five years were, access persons of the investment adviser; and

vi.	a record of any decision, and the reasons supporting the decision, to pre-approve the acquisition of securities by access persons in an initial public offering or in a limited offering, for at least five years after the end of the fiscal year in which the approval is granted.

e.	Records relating to proxy voting

i.	Every investment adviser subject to the recordkeeping requirements of Rule 204-2(a) that exercises voting authority with respect to client securities shall, with respect to these clients, make and retain the following:

(1)	copies of all policies and procedures required by Rule 206(4)-6;

(2)	a copy of each proxy statement (an EDGAR copy is acceptable) that the investment adviser receives regarding client securities (a third party may make and retain this, provided that the investment adviser has obtained an undertaking from the third party to provide a copy of the proxy statement promptly upon request);

(3)	a record of each vote cast by the investment adviser on behalf of a client (a third party may make and retain this, provided that the investment adviser has obtained an undertaking from the third party to provide a copy of the record promptly upon request);

(4)	a copy of any document created by the investment adviser that was material to making a decision how to vote proxies on behalf of a client or that memorializes the basis for that decision; and

(5)	a copy of each written request for information on how the investment adviser voted proxies on behalf of the client, and a copy of any written response by the investment adviser to any (written or oral) client request for information on how the investment adviser voted proxies on behalf of the requesting client.

f.	Records relating to compliance policies and procedures

i.	copies of all policies and procedures reasonably designed to prevent violation by the investment adviser and its supervised persons of the Advisers Act and the rules thereunder in accordance with Rule 206(4)-7.

2.	The following books and records must be maintained and preserved in an easily accessible place for six years in an appropriate office of the investment adviser, from the end of the fiscal year during which the investment adviser last published or otherwise disseminated, directly or indirectly, the notice, circular, advertisement, newspaper article, investment letter, bulletin or other communication:

a.	a copy of each notice, circular, advertisement, newspaper article, investment letter, bulletin or other communication that the investment adviser circulates or distributes, directly or indirectly, to 10 or more persons. (other than persons connected with such investment adviser), and if such notice, circular, advertisement, newspaper article, investment letter, bulletin or other communication recommends the purchase or sale of a specific security and does not state the reasons for such recommendation, a memorandum of the investment adviser indicating the reasons therefore; and

b.	all accounts, books, internal working papers, and any other records or documents that are necessary to form the basis for or demonstrate the calculation of the performance or rate of return of any or all managed accounts or securities recommendations in any notice, circular, advertisement, newspaper article, investment letter, bulletin or other communication that the investment adviser circulates or distributes, directly or indirectly, to 10 or more persons (other than persons connected with such investment adviser), provided however, that with respect to the performance of managed accounts, the retention of all account statements, if they reflect all debits, credits and other transactions in a client’s account for the period of the statement, and all worksheets necessary to demonstrate the calculation of the performance or rate of return of all managed accounts shall be deemed to satisfy the requirements of this paragraph.

3.	Any books or records described above may be maintained in a manner such that the identity of any client to whom such investment adviser renders investment supervisory services is indicated by numerical or alphabetical code or some similar designation. A record made and kept pursuant to any provision of Sections 1 and 2 above, which contains all the information required under any other provision of Sections 1 and 2, need not be maintained in duplicate.

4.	Articles of incorporation, charters, minute books and stock certificate books of the investment adviser and of any predecessor shall be maintained in the principal office of the investment adviser and preserved until at least three years after the termination of the enterprise.

5.	The books and records described above may be maintained and preserved for the required time in the following format:

a.	on photographic film or computer storage medium if the investment adviser:

i.	arranges the records and indexes the films or computer storage medium so as to permit the immediate location of any particular record;

ii.	is ready at all times to provide, and promptly provides, any facsimile enlargement of film or computer printout or copy of the computer storage medium which the SEC by its examiners or other representatives may request;

iii.	stores separately from the original one other copy of the film or computer storage medium for the time required;

iv.	with respect to records stored on computer storage medium, maintains procedures for maintenance and preservation of, and access to, records so as to reasonably safeguard records from loss, alteration, or destruction; and

v.	with respect to records stored on photographic film, at all times has available for the SEC examination of its records pursuant to section 204 of the Advisers Act, facilities for immediate, easily readable projection of the film and for producing easily readable facsimile enlargements.

b.	on computer tape or disk or other computer storage medium records which, in the ordinary course of the adviser’s business, are created by the adviser on electronic media or are received by the adviser solely on electronic media or by electronic data transmission.

6.	Any book or other record made, kept and maintained and preserved in compliance with Rules 17a-3 and 17a-4 (records to be made by certain exchange members, brokers and dealers) under the Exchange Act, which is substantially the same as the books or other records required to be made, kept, maintained and preserved under Rule 204-2, shall be deemed to be made, kept, maintained and preserved in compliance with Rule 204-2 under the Advisers Act.

Appendix D: Privacy Policy

PRIVACY POLICY

The business development companies listed on Schedule I hereto (the “Company,” “our,” “us” or “we”), is committed to protecting your privacy. This privacy notice, which is required by state and federal law, explains the privacy policies of the Company and its affiliated companies. This notice supersedes any other privacy notice you may have received from the Company, and its terms apply both to our current customers and to former customers, as well.

How We Protect Your Personal Information

We will safeguard, according to strict standards of security and confidentiality, all information we receive about you. With regard to this information, we maintain physical, electronic, and procedural safeguards that comply with federal and state standards.

What Kind of Information We Collect

The only information we collect from you is your name, address and number of shares you hold.

How We Use this Information

This information is used only so that we can service your account, send you annual reports and other information about the Company, and send you proxy statements or other information required by law.

Who Has Access to Personal Information

We do not share customer information with any non-affiliated third-party, except as described below.

•	Authorized Employees of FS Investments. It is our policy that only authorized employees of FS Investments who need to know your personal information will have access to it.

•	Service Providers. We may disclose your personal information to companies that provide services on our behalf, such as record keeping, processing your trades and mailing information to you. These companies are required to protect your information and use it solely for the purpose for which they received it.

•	Courts and Government Officials. If required by law, we may disclose your personal information in accordance with a court order or at the request of government regulators. Only that information required by law, subpoena or court order will be disclosed.

D-1

Updating Your Information

To help us keep your customer information up-to-date and accurate, please contact the Company, at the address below, if there is any change in your personal information.

201 Rouse Boulevard

Philadelphia, Pennsylvania 19112

ATTN: Chief Compliance Officer

D-2

Appendix E: Rule 17a-7 Trading Procedures

RULE 17a-7 PROCEDURES GOVERNING PURCHASES AND SALES

AMONG AND BETWEEN THE COMPANY AND CERTAIN AFFILIATED PERSONS OF

THE COMPANY

The board of directors or trustees, as applicable (the “Board”) of each of the business development companies listed on Schedule I hereto (each, a “Company” and collectively, the “Companies”), including a majority of the directors/trustees who are not “interested persons” (as defined in the Investment Company Act of 1940, as amended (the “1940 Act”)) of the Company, have determined that the following procedures and policies, which will allow certain securities transactions (i) between the Company and another business development company (“BDC”) or registered investment company (“RIC”) that is an affiliated person of the Company (or an affiliated person of such person) and (ii) between the Company and any person that is an affiliated person of the Company (or an affiliated person of such person) solely by reason of having a common investment adviser or investment sub-adviser (or an investment adviser or investment sub-adviser that is an affiliated person of the investment adviser or any investment sub-adviser to the Company), common officers or common directors/trustees, are in the best interest of the Company.

1.	Any such transaction is a purchase or sale, for no consideration other than cash payment against prompt delivery of a security for which market quotations are readily available.

2.	Transactions will be effected only in securities for which market quotations are readily available.

3.	The transaction is effected at the independent current market price of the security determined as follows:

(i)	if the security is a national market system (“NMS”) security,[1] the last sale price with respect to such security reported in the consolidated transaction reporting system (“consolidated system”) or the average of the highest current independent bid and lowest current independent offer for such security[2] if there are no reported transactions in the consolidated system that day; or

(ii)	if the security is not a reported security, and the principal market for such security is an exchange, then the last sale on such exchange or the average of the highest current independent bid and lowest current independent offer on such exchange if there are no reported transactions on such exchange that day; or

(iii)	if the security is not a reported security and is quoted in the NASDAQ System, then the average of the highest current independent bid and lowest current independent offer reported on Level 1 of NASDAQ; or

(iv)	for all other securities, the average of the highest current independent bid and lowest current independent offer determined on the basis of reasonable inquiry.

[1]	As that term is defined in 17 CFR 242.600.
[2]	Reported pursuant to 17 CFR 242.602.

E-1

For all securities described in clauses (i) through (iii) above, the last sale price or the average of the highest current independent bid and lowest current independent offer will be determined immediately after an employee of the investment adviser or investment sub-adviser, as applicable, who is authorized to execute securities transactions on behalf of the Company (an “Authorized Person”) has received both instructions to purchase or sell the security from a portfolio manager of the Company and instructions to sell or purchase the same security from a portfolio manager of the fund or other account involved. Instructions must be dated and time-stamped when received by such Authorized Person.

With respect to transactions in securities described in clause (iv) above, the average of the highest current independent bid and lowest current independent offer will be determined as soon as reasonably possible after an Authorized Person has received instructions as to both the Company and the other fund or account. Such Authorized Person (a) will contact, where possible, three market-makers or independent third parties to determine the highest current independent bid and lowest current independent offer, will document such contacts, and will cause such documentation to be retained with the records of the transaction, and the highest bid and the lowest offer received from such market-makers will be averaged, and the transaction will be effected at that price; or (b) will obtain an average price calculated by an independent pricing service used to calculate the value of securities for the purpose of calculating the Company’s net asset value, and the transaction will be effected at the price provided by such independent pricing service, provided that such price is not an “implied price,” and such price is not overridden by a portfolio manager unless in compliance with (a) above.

4.	The transaction is consistent with the investment policies and restrictions of the Company and any other BDC or RIC involved, as recited in the applicable registration statement and reports filed under the Securities Exchange Act of 1934, as amended, or the 1940 Act.

5.	No brokerage commission, fee (except for customary transfer fees), or other remuneration is paid in connection with the transaction.

6.	The Board, including a majority of the directors/trustees who are not interested persons of the Company, shall review no less frequently than quarterly all such transactions occurring in the previous calendar quarter to determine whether each transaction complied with these procedures. The Board shall be advised of any transaction governed by these procedures at the meeting of the Board immediately following such transaction.

7.	The Company shall maintain and preserve: (i) permanently in an easily accessible place a written copy of these procedures (and any modifications thereto), and (ii) for a period not less than six years from the end of the fiscal year in which a transaction occurred involving the Company, the first two years in an easily accessible place, a written record of each such transaction setting forth a description of the security purchased or sold, the identity of the person on the other side of the transaction, the terms of the purchase or sale transaction, and the information or materials upon which the determination described in Paragraph 6 above was made.

8.	The Board, including a majority of the directors/trustees who are not interested persons of the Company, shall make and approve changes to these procedures, from time to time, as it deems necessary.

E-2

Appendix F: Rule 17a-7 Trading Form

Rule 17a-7 Trading Form

Name of Fund/Account involved:	(Sellers)

(Buyers)

Name of Security:

Date and Time of Transaction:

Number of shares or principal amount of bonds:

Price at which transaction was effected:

Source of the price used to effect such transaction:

Reason(s) for Rule 17a-7 transaction (s):

a. Rebalancing

b. Raise cash in selling fund

c. Compliance/diversification

d. Other

Check that all the following requirements have been met:

__	No consideration will be paid or received for any such purchase or sale other than cash payment against prompt delivery of the security;

__	The transaction is consistent with the policy of the BUYER as set forth in its Prospectus and reports filed under the Investment Company Act of 1940, as amended, and is consistent with the procedures adopted by the BUYER pursuant to Rule 17a-7;

__	The transaction is consistent with the policy of the SELLER as set forth in its Prospectus and reports filed under the Investment Company Act of 1940, as amended, and is consistent with the procedures adopted by the SELLER pursuant to Rule 17a-7;

__	A market price for such security is readily available;

__	The transaction will be effected at the independent current market price of the security, as defined under Rule 17a-7;

__	No brokerage fee, commission or remuneration will be paid (other than customary transfer fees); and

__	The Adviser has determined that entering into the transaction is consistent with the Adviser’s duty of best execution with respect to each participating fund for which it acts as Adviser and the transaction is in the best interests of each such fund.

F-1

Rule 17a-7 Procedures Governing Purchases and Sales

Between the Company and Certain Affiliated Persons

FORM OF QUARTERLY REPORT

FROM THE ADVISER TO THE BOARD OF DIRECTORS/TRUSTEES

Date of Transaction	Title of Security	Total Shares or Amount	Fund/Party Purchasing Security	Fund/Party Selling Security	Basis by Which Price was Determined

ADVISER

F-2

Appendix G: Investment Allocation Procedures

FB INCOME ADVISOR, LLC,

FS INVESTMENT ADVISOR, LLC,

FSIC II ADVISOR, LLC

FSIC III ADVISOR, LLC

and

FSIC IV ADVISOR, LLC

• PURPOSE

The purpose of these investment allocation procedures (the “Procedures”) is to set forth a process for allocating investment opportunities to and among each of FS Investment Corporation (“Fund A”), FS Energy and Power Fund (“Fund B”), FS Investment Corporation II (“Fund C”), FS Investment Corporation III (“Fund D”) and FS Investment Corporation IV (“Fund E” and, collectively with Fund A, Fund B, Fund C and Fund D, the “Funds”) in a manner that ensures that each of those entities is treated fairly and equitably and in compliance with the requirements of the Investment Advisers Act of 1940, as amended (“Advisers Act”), and, when applicable, the Investment Company Act of 1940, as amended (“1940 Act”).

FB Income Advisor, LLC (“Adviser A”) is the investment adviser to Fund A. An affiliate of Adviser A, FS Investment Advisor, LLC (“Adviser B”), serves as the investment adviser to Fund B. An affiliate of Adviser A and Adviser B, FSIC II Advisor, LLC (“Adviser C”), serves as the investment adviser to Fund C. An affiliate of Adviser A, Adviser B and Adviser C, FSIC III Advisor, LLC (“Adviser D”), serves as the investment adviser to Fund D. An affiliate of Adviser A, Adviser B, Adviser C and Adviser D, FS Investment Advisor IV, LLC (“Adviser E”), serves as the investment adviser to Fund E. Because Adviser A, Adviser B, Adviser C, Adviser D and Adviser E are controlled by the same persons and have substantially identical personnel, for the regulatory purposes intended to be addressed by these Procedures, those entities would likely be treated as a single entity. Accordingly, they are effectively treated as a single entity for purposes of these Procedures. Collectively, Adviser A, Adviser B, Adviser C, Adviser D and Adviser E are referred to in these Procedures as the “Advisers.” Each of Adviser A, Adviser B, Adviser C, Adviser D and Adviser E, respectively, may separately engage one or more investment sub-advisers to assist them in providing investment advice to Fund A, Fund B, Fund C, Fund D and Fund E, respectively, subject to the approval of the Board of Directors of Fund A, the Board of Trustees of Fund B, the Board of Directors of Fund C, the Board of Directors of Fund D or the Board of Directors of Fund E, as applicable.

As investment advisers, the Advisers owe separate fiduciary duties under the Advisers Act to Fund A, Fund B, Fund C, Fund D and Fund E that require them to treat each of those entities fairly and equitably such that no such entity receives preferential treatment vis-à-vis the others over time. In addition, because Fund A, Fund B, Fund C, Fund D and Fund E are business development companies (“BDCs”) regulated under the 1940 Act, and Fund A, Fund B, Fund C, Fund D and Fund E may be deemed to be related to each other in the manner described in Section 57(b) of the 1940 Act, certain investment transactions involving two or more of Fund A, Fund B, Fund C, Fund

D and Fund E would be prohibited under Section 57(a) of the 1940 Act absent obtaining an exemptive order from the Securities and Exchange Commission (“SEC”). The SEC on June 4, 2013 issued an exemptive order (the “Order”) that permits the Funds to co-invest subject to compliance with the conditions of the Order. Separate procedures for co-investment transactions made in reliance on the Order (“Co-Investment Procedures”) are included as Annex A to the Procedures.

The Procedures assume that Fund A, Fund B, Fund C, Fund D and Fund E will share certain investment policies and investment strategies with one another, and that Fund A is the only client of Adviser A, that Fund B is the only client of Adviser B, that Fund C is the only client of Adviser C, that Fund D is the only client of Adviser D and that Fund E is the only client of Adviser E. Fund A, Fund B, Fund C, Fund D and Fund E are referred to collectively hereinafter as the “Vehicles.” While the Vehicles have similar investment objectives, Fund A, Fund C, Fund D and Fund E employ different investment strategies and select investments based on different criteria than Fund B, including, but not limited to, the industry of the prospective portfolio company, the type of security and certain return characteristics of the security, as applicable. In addition, while Fund A, Fund C, Fund D and Fund E, have similar investment strategies, they may select investments based on different criteria. As a result, many investment opportunities will be appropriate for one Vehicle but not the others. For example, Fund B focuses on a wide range of debt and equity securities of private energy and power companies, some of which are direct originations by Adviser B and any investment sub-adviser it engages on behalf of Fund B, while Fund A, Fund C, Fund D and Fund E focus primarily on senior secured debt that is tradable on the over-the-counter market for institutional loans across industries, as well as direct originations of such debt, with respect to Fund A, by Adviser A and any investment sub-adviser it engages on behalf of Fund A, with respect to Fund C, by Adviser C and any investment sub-adviser it engages on behalf of Fund C, by Adviser D and any investment sub-adviser it engages on behalf of Fund D or, with respect to Fund E, by Adviser E and any investment sub-adviser it engages on behalf of Fund E.

One of the key conditions of the Order is that, to the extent that an investment opportunity is originated by any of the Advisers and any investment sub-adviser it engages on behalf of a Vehicle, such opportunity must be offered to the other Vehicles if it is within their then current investment objectives and strategies. The Adviser to each of the other Vehicles must then determine whether the investment opportunity is appropriate for that other Vehicle. If the investment opportunity is determined to be appropriate for one or more of the other Vehicles, then the Co-Investment Procedures must be followed unless the Vehicles may co-invest in reliance on the MassMutual no-action guidance discussed below.

For purposes of these Procedures, each portfolio company in which Fund A, Fund B, Fund C, Fund D or Fund E has one or more existing investments at the time of consideration is referred to as an “existing portfolio company” with respect to Fund A, Fund B, Fund C, Fund D or Fund E, as the case may be, and each prospective portfolio company in which Fund A, Fund B, Fund C, Fund D or Fund E does not have one or more existing investments at the time of consideration is referred to as a “new portfolio company” with respect to Fund A, Fund B, Fund C, Fund D or Fund E, as the case may be.

In addition, it is common for an investment in a single portfolio company to comprise multiple types of securities, such as a term loan and preferred and common stock. For purposes of these Procedures, an investment opportunity in a new or existing portfolio company refers to the investment opportunity taken as a whole; thus, an investment opportunity including more than one type of security of a single issuer is considered one investment opportunity. For example, when these Procedures refer to a projected internal rate of return on an investment opportunity that consists of a term loan, preferred equity and warrants to purchase common stock, the relevant internal rate of return is that of the term loan, preferred stock and warrants in the aggregate, and not that of any one component.

These Procedures may be amended from time-to-time by mutual agreement of the Advisers; provided, that any such amendment shall be consistent with the 1940 Act and any regulatory requirements applicable to the Advisers and the Vehicles. Any such amendment will be presented to the Board of Directors of Fund A, the Board of Trustees of Fund B, the Board of Directors of Fund C, the Board of Directors of Fund D and the Board of Directors of Fund E in connection with their duties to approve the compliance policies and procedures of Adviser A, Adviser B, Adviser C, Adviser D and Adviser E, respectively.

• GENERAL PRINCIPLES

These Procedures set forth the protocol with respect to the Advisers’ process for determining (1) whether investment opportunities are appropriate for Fund A, Fund B, Fund C, Fund D or Fund E, but not the other four Vehicles (the “Pre-allocation Procedures”), and (2) how to allocate investment opportunities that are determined to be appropriate for two or more of the Vehicles (the “Allocation Procedures”).

The Advisers will seek to allocate investment opportunities among the Vehicles fairly and equitably over time. When making investment allocation decisions, the Advisers may consider a variety of factors, among others, on a relative or absolute basis, and may establish ratios, formulas or similar metrics to assist in making allocation decisions when the opportunity being considered may be appropriate for more than one of the Vehicles. The factors that the Advisers will consider when determining investment allocations include, but are not limited to:

(1)	the investment objectives or strategies of a Vehicle;

(2)	tax considerations applicable to a Vehicle;

(3)	risk, diversification or investment concentration parameters for a Vehicle (including fixed or floating rate requirements, industry categories and credit rating requirements);

(4)	characteristics of the security (including the expected return, type of security, seniority in the capital structure, and call and put features);

(5)	supply or demand for a security at a given price level;

(6)	size of available investment;

(7)	available liquidity of a Vehicle (including through borrowings or sales of liquid assets) and liquidity requirements for a Vehicle;

(8)	regulatory or Vehicle-imposed restrictions;

(9)	minimum investment size for a Vehicle;

(10)	relative total assets between the Vehicles; and/or

(11)	such other factors as may be relevant to a particular transaction.

However, the Advisers will not make investment allocation decisions in order to:

(1)	unduly favor one Vehicle or Vehicles at the expense of another over time;

(2)	generate higher fees paid by one Vehicle or Vehicles over another or produce greater performance compensation to any Adviser;

(3)	develop or enhance an Adviser’s relationship with a Vehicle or prospective client of such Adviser;

(4)	compensate a Vehicle for past services or benefits rendered to the Advisers or induce future services or benefits to be rendered to the Advisers; or

(5)	manage or equalize investment performance among the Vehicles.

• PRE-ALLOCATION PROCEDURES

In general, because of the similarity of investment objectives and policies between the Vehicles, investment opportunities that are attractive to one of the Vehicles may be attractive to the other Vehicles. Only investment opportunities that meet the investment objectives and investment strategies of two or more of the Vehicles are subject to the Allocation Procedures outlined below. It is possible that an investment may be appropriate for one of the Vehicles, but may not be appropriate for the other Vehicles due to certain factors, including one or more of the factors enumerated above. For example, because of Fund A’s substantial operating history and the contents of its current investment portfolio, certain investment opportunities that might otherwise be considered for Fund A may not be appropriate for it at a particular time. Thus, Fund A may not be able to avail itself of particular investment opportunities in new portfolio companies when making such investments would be inconsistent with applicable regulatory, tax and other requirements (e.g., maintaining its required asset coverage for borrowings, the ability to pay dividends in cash, or the maintenance of its regulated investment company status). However, such investment opportunities may be appropriate for Fund B, Fund C, Fund D or Fund E. Similarly, there may be investment opportunities which are appropriate for Fund A, but may not be appropriate for Fund B, Fund C, Fund D or Fund E for a variety of reasons.

Where the Advisers determine that an investment opportunity is appropriate for one Vehicle but not the other Vehicles, such opportunity will be allocated only to the Vehicle for which such investment opportunity is deemed appropriate. In making this determination, the Advisers may consider the factors enumerated above, among others.

•	ALLOCATION PROCEDURES FOR INVESTMENT OPPORTUNITIES APPROPRIATE FOR TWO OR MORE OF FUND A, FUND B, FUND C, FUND D AND FUND E

1.	“MassMutual” Transactions. Where the Advisers determine that an investment opportunity is appropriate for two or more of Fund A, Fund B, Fund C, Fund D and Fund E, and where the investment transaction involves negotiation of no material terms other than price, then if the aggregate amount, if any, recommended by Adviser A to be invested by Fund A in such co-investment transaction, plus any amount recommended by Adviser B to be invested by Fund B in such co-investment transaction, any amount recommended by Adviser C to be invested by Fund C in such co-investment transaction, any amount recommended by Adviser D to be invested by Fund D in such co-investment transaction , and any amount recommended by Adviser E to be invested by Fund E in such co-investment transaction, exceeds the amount of the investment opportunity, the amount of the investment opportunity will be allocated among each Vehicle that is seeking to invest pro rata based on the amount that each Vehicle would have invested if the amount of the investment opportunity was sufficient to satisfy each Vehicle’s proposed investment (including both cash on hand and cash available through an existing credit facility).

•	Co-investments of this nature are permitted under Massachusetts Mutual Life Insurance Co., SEC No-Action Letter (July 28, 2000) (“MassMutual”), which imposes certain procedural conditions in connection with such transactions.

•	MassMutual identifies Rule 144A offerings offered on a “take it or leave it” basis as an example of securities whose aggregated purchase could qualify under MassMutual.

2.	Non-MassMutual Transactions. If an investment opportunity is appropriate for two or more Vehicles but a co-investment transaction could not fall within MassMutual, then ordinarily the Vehicles can enter into a co-investment transaction with respect to such investment only if made in accordance with the terms of the Order and the procedures detailed in Annex A.

3.	Investment Opportunities Not Covered by MassMutual or the Order. If an investment opportunity is appropriate for two or more Vehicles but a co-investment transaction could not fall within MassMutual and the Order is otherwise not available for the investment transaction, then the Vehicles cannot make simultaneous investments in the subject portfolio company. Rather, such investments will be made by one of the Vehicles, with the opportunity being made available on an alternating basis (i.e., Fund A would be able to avail itself of the first such opportunity, Fund B the next opportunity, Fund C the next opportunity, Fund D the next opportunity, etc.) based upon the date of the approval of each such investment by the investment committee of the applicable Adviser; provided, however, that (i) to the extent that an investment opportunity is originated by Adviser B and any investment sub-adviser it engages on behalf of Fund B, such opportunity will not be available to Fund A,

Fund C, Fund D or Fund E and (ii) to the extent that an investment opportunity is originated by Adviser A, Adviser C, Adviser D or Adviser E and any investment sub-adviser it engages on behalf of Fund A, Fund C, Fund D or Fund E, as applicable, such opportunity will not be available to Fund B. For the avoidance of doubt, the order of the alternating basis shall not be affected by any preceding opportunities having not been made available to one of the Vehicles as not appropriate for such Vehicle after applying (i) the procedures set forth above relating to investment opportunities originated specifically for a particular Vehicle or (ii) the Pre-allocation Procedures.

Annex A

Co-Investment Exemptive Relief – Policies and Procedures

FS INVESTMENT CORPORATION,

FS ENERGY AND POWER FUND,

FS INVESTMENT CORPORATION II,

FS INVESTMENT CORPORATION III,

and

FS INVESTMENT CORPORATION IV

On June 4, 2013, the U.S. Securities and Exchange Commission (“SEC”) issued an order (the “Order”) approving the application (“Application”) for exemptive relief that had been submitted on behalf of the FS Investments -managed business development companies3 (“BDCs”) and their respective special purpose subsidiaries (“SPVs”) (the BDCs and SPVs are collectively referred to as “Co-Investment Affiliates”) seeking authority for each BDC to participate together with one or more Co-Investment Affiliates in certain co-investment transactions which, in the absence of exemptive relief, would be prohibited by Section 57 of the Investment Company Act of 1940, as amended (the “1940 Act”). For purposes of simplicity, references throughout these policies and procedures to BDCs shall be deemed also to apply to the BDCs’ respective SPVs.

The Order was granted in reliance upon the representations made, and the exemptive relief is subject to compliance with the conditions agreed to, in the Application and summarized in the notice of the Application that was published on May 9, 2013 (the “Notice”), a copy of which is attached for reference. In an effort to facilitate compliance with the conditions of the Order, these policies and procedures spell out through a series of questions and answers the scope of coverage of the Order and the practical steps that must be taken by the BDCs in connection with their respective co-investment activities.

1.	What does the Order cover?

•	Proprietary co-investments where terms other than price are negotiated by the BDCs’ investment advisers (“Advisers”) and investment sub-advisers.

•	Co-investments made in reliance on the June and July 2000 no-action guidance provided to MassMutual (“MassMutual transactions”) continue to be permitted without reliance on the Order.

[3]	FSIC III and FSIC IV were not specifically named in the Order, but they are covered by it because the Order also granted relied for “any future closed-end management investment companies that elect to be regulated as a BDC.”

2.	Which FS Investments entities are covered by the Order?

•	All currently existing BDCs and their currently existing SPVs, as well as any future BDCs that are advised by a FS Investments controlled Adviser, and any future SPVs of such BDCs, are eligible to rely on the Order.

•	The FS Global Credit Opportunities Fund, and GSO funds, are not able to rely on the Order.

3.	Are all proprietary investments by the BDCs subject to the Order?

•	Yes, all proprietary investments being considered by one BDC must be offered to the other BDCs except where an investment is not within the then current investment objectives and strategies of another BDC.

•	E.g., a non-energy related proprietary investment being considered by FS Investment Corporation (“FSIC”) must be offered as a possible co-investment to FS Investment Corporation II (“FSIC II”), FS Investment Corporation III (“FSIC III”) and FS Investment Corporation IV (“FSIC IV”), but need not be offered to FS Energy and Power Fund (“FSEP”).

•	Even though all proprietary investments must be offered to the other BDCs, the Adviser to a BDC may decide that the investment is not appropriate for that BDC and elect not to participate.

•	The Adviser must report quarterly on the BDC’s co-investment activities and must explain to the board of directors or board of trustees, as applicable, of that BDC (the “Board”) why it elected not to participate in any potential co-investments that were offered.

•	Also, as discussed below under board approvals, the BDC Board may decide to invest less than the recommended amount in any co-investment transaction.

4.	What initial procedures must be followed for investments that are subject to the Order?

•	The Adviser of the BDC that is first considering a proprietary investment must show that investment opportunity to the other BDCs.

•	The Adviser of a BDC that is shown the opportunity must:

•	independently determine whether the investment is appropriate; and

•	determine how much to invest in that opportunity (the “recommended amount”).

•	Factors to be considered by the Adviser in making these determinations include:

•	(1) the investment objectives or strategies of the BDC;

•	(2) tax considerations applicable to the BDC;

•	(3) risk, diversification or investment concentration parameters for the BDC (including fixed or floating rate requirements, industry categories and credit rating requirements);

•	(4) characteristics of the security (including the expected return, type of security, seniority in the capital structure, and call and put features);

•	(5) supply or demand for a security at a given price level;

•	(6) size of available investment;

•	(7) available liquidity of the BDC (including through borrowings or sales of liquid assets) and liquidity requirements for the BDC;

•	(8) regulatory or BDC-imposed restrictions;

•	(9) minimum investment size for the BDC;

•	(10) relative total assets between the BDCs; and/or

•	(11) such other factors as may be relevant to a particular transaction.

5.	What happens under the Order if a co-investment is oversubscribed?

•	If a co-investment proposed in reliance on the Order is oversubscribed, such that the sum of the recommended amounts for all the participating BDCs is greater than the amount available, then it will be necessary to allocate the investment among the BDCs pro rata based upon the ratio of each BDC’s capital available for investment in the asset class being allocated to the aggregate of the capital available for investment in that asset class of all the participating BDCs up to the amount proposed to be invested by each.

•	For example: Assume FSIC, FSIC II and FSEP determine to participate in a $100 million co-investment opportunity. FSIC III and FSIC IV determine not to participate. The FSIC recommended amount is $60 million; the FSIC II recommended amount is $40 million; and the FSEP recommended amount is $20 million. FSIC’s available capital for the applicable asset class is $700 million, FSIC II’s available capital for that asset class is $150 million and FSEP’s is $150 million.

•	If the investment were allocated based on the recommended amounts, then FSIC would be allocated $50 million (50%), FSIC II would be allocated $33.33 million (33.33%) and FSEP would be allocated $16.67 million (16.67%).

•	Allocating based on available capital, however, results in FSIC being allocated 70% of the opportunity up until it has been allocated $60 million, while FSIC II and FSEP are each allocated 15% of the opportunity. So FSIC would be allocated the full $60 million, while FSIC II and FSEP would each be allocated $20 million.

6.	How is available capital determined?

•	Available capital for a BDC is equal to the amount of cash (net of pending settlements) on the BDC’s balance sheet plus the amount of available borrowings.

•	If an investment opportunity must be allocated on the basis of available capital, each Adviser of a participating BDC must provide the Board of that BDC with information concerning each party’s available capital to assist in assuring compliance with these allocation procedures.

7.	What are the Board approval requirements for initial co-investments?

•	The Adviser of each participating BDC must obtain approval of the required majority of that BDC before closing a co-investment made under the Order.

•	Required majority means both (i) a majority of a BDC’s directors (or trustees) who have no financial interest in the proposed transaction, and (ii) a majority of the BDC’s directors (or trustees) who are not interested persons of such company.

•	Directors (or Trustees) identified in clauses (i) and (ii) above are considered “eligible directors (or trustees)” for purposes of the Order.

•	The required majority of each participating BDC must find that:

•	(i) the terms of the transaction, including the consideration to be paid, are reasonable and fair to the BDC and its shareholders or stockholders, as applicable, and do not involve overreaching of the BDC or its shareholders or stockholders, as applicable, on the part of any person concerned;

•	(ii) the transaction is consistent with: (A) the interests of the shareholders or stockholders, as applicable, of the BDC; and (B) the BDC’s then-current investment objectives and strategies;

•	(iii) the investment by the other BDCs would not disadvantage the BDC, and participation by the BDC is not on a basis different from or less advantageous than that of any other BDC participating in the transaction;

•	The grant to one BDC, but not the others, of the right to nominate a director for election to a portfolio company’s board of directors, the right to have an observer on the board of directors or similar rights to participate in the governance or management of the portfolio company will not violate this requirement so long as the other BDC Boards have the right to ratify the selection of such representative, the Advisers periodically report to the Boards of each participating BDC on the actions of such representative and any information learned from such involvement, and any compensation received for such participation is shared pro rata among the participating BDCs based on the amount invested; and

•	(iv) the proposed investment by the BDC will not benefit the BDC’s Adviser or any other participating BDC or any affiliated person of either of them (other than the parties to the transaction), except (A) for any transaction fee (including break-up or commitment fees but excluding broker’s fees) received in connection with a transaction that is distributed to the participating BDCs on a pro rata basis based on the amount they invested, (B) brokerage fees up to a maximum of 1% of the purchase price of the investment, (C) fees or other compensation payable to representatives of one BDC on the board of portfolio companies, which are shared pro rata with the other participating BDCs, or (D) indirectly, as a result of an interest in the securities issued by one of the parties to the transaction.

8.	What must the Advisers provide when requesting approval of an initial co-investment?

•	The Advisers must provide the Boards sufficient information to make the findings above, including at a minimum:

•	A description of the transaction;

•	The amount proposed to be invested by each participating BDC;

•	How the amounts were determined; and

•	Information concerning the available capital of each participating BDC.

•	The role of the required majority is not to substitute its judgment on the merits of an investment for that of the BDC’s Adviser. Rather, it is to confirm that the conflicts of interest presented by the affiliations among the participating BDCs have not resulted in the BDC and its shareholders or stockholders, as applicable, being treated unreasonably, unfairly or less advantageously than the other participating BDCs, and that neither the investment advisers nor the other participating BDCs are receiving any improper benefit from the Potential Co-Investment.

9.	Must the terms of the investment be the same for all participating BDCs?

•	Yes, to be eligible for co-investment by a BDC, the terms, conditions, price, class of securities to be purchased, settlement date, and registration rights must be the same for the BDC as for each of the other participating BDCs.

•	As noted above, the grant to one BDC, but not the other participating BDCs, of the right to nominate a director for election to a portfolio company’s board of directors, the right to have an observer on the board of directors or similar rights to participate in the governance or management of the portfolio company will not violate this requirement so long as the other participating BDCs’ boards have the right to ratify the selection of such representative, the Advisers periodically report to the boards of each participating BDC on the actions of such representative and any information learned from such involvement, and any compensation received for such participation is shared pro rata among the participating BDCs.

10.	Are any co-investment transactions prohibited?

•	If a co-investment transaction’s terms, conditions, price, class of securities to be purchased, settlement date, and registration rights are not the same, the transaction is not a permissible co-investment for the BDCs.

•	If the proposed investment will benefit the BDC’s Adviser, any participating BDC or any affiliated person of either of them (other than the parties to the transaction), in any way except (A) for any transaction fee (including break-up or commitment fees but excluding broker’s fees) received in connection with a transaction that is distributed to the participating BDCs on a pro rata basis based on the amount they invested, (B) brokerage fees up to a maximum of 1% of the purchase price of the investment, (C) fees or other compensation payable to representatives of one BDC on the board of portfolio companies, which are shared pro rata with the other participating BDCs, or (D) indirectly, as a result of an interest in the securities issued by one of the parties to the transaction, then the transaction is not a permissible co- investment for the BDCs.

•	Finally, co-investment in reliance on the Order is not permitted if an “affiliated person”of the BDC, any of the other participating BDCs or their respective SPVs is an investor in the portfolio company immediately prior to the co-investment by the BDCs (other than follow-on investments described below and MassMutual transactions).

11.	What approvals are required for sales and other dispositions of co-investments?

•	If one participating BDC elects to dispose of all or part of its interest in a co- investment, its Adviser must as soon as practicable notify the other participating BDCs of that decision.

•	Each BDC will have the right to participate in that disposition on a proportionate basis, at the same price and on the same terms and conditions as the other BDCs.

•	Each Adviser to one of the other Participating BDC’s must formulate a recommendation as to that BDC’s participation in the disposition.

•	Each BDC’s Board may provide blanket approval of the BDC’s participation in dispositions that are proportionate to the BDC’s outstanding investment in the issuer immediately preceding the disposition (and at the same price and on the same terms and conditions) if:

•	(i) the Board determines such participation is in the best interests of the BDC; and

•	(ii) the Board is provided on a quarterly basis a list of dispositions made in reliance on this authorization.

•	In all other cases, the BDC’s Adviser must provide its recommendation to the eligible directors (or trustees) and the BDC may participate in the disposition solely to the extent that a required majority determines it is in the BDC’s best interests.

12.	What approvals are required for follow-on investments?

•	If one participating BDC desires to make a follow-on investment in a portfolio company whose securities were acquired in a co-investment transaction, its investment adviser must as soon as practicable notify the other BDCs of that decision.

•	Each Adviser to one of the other participating BDC’s must formulate a recommendation as to the proposed participation by that BDC in the follow-on investment, including the proposed amount of the follow-on investment.

•	A BDC may participate in that follow-on investment without specific Board approval if:

•	(i) the investment is made on a basis that is proportionate to its outstanding investments in the issuer immediately preceding the follow-on investment; and

•	(ii) the Board has determined that participation on a proportionate basis in follow-on investments is in the best interest of the BDC.

•	In all other cases, the BDC’s Adviser must provide its recommendation to the eligible directors (or trustees) and the BDC may participate in the follow-on investment solely to the extent that a required majority determines it is in the BDC’s best interests.

•	If the follow-on investment is not on a proportionate basis, and the amount of the follow-on investment available is less than the total recommended amounts for the follow-on, the available capital allocation process used for initial co-investments must be followed.

•	Follow-on investments are treated for Board reporting purposes the same as initial co-investments.

13.	How does a BDC Board satisfy its continuing oversight responsibilities?

•	The Adviser to each BDC shall report quarterly to the Board on each investment made by another BDC that was within the BDC’s current investment objectives and strategies, but was not made available to the BDC for co-investment, along with an explanation of why.

•	The Adviser to the BDC shall quarterly provide to the Independent Directors (or Independent Trustees) of the BDC all information concerning potential co- investment transactions and co-investment transactions (including follow-on investments) that were made, including investments made by any other BDC that the BDC considered but declined to participate in (and why the BDC elected not to participate), so that the Independent Directors (or Independent Trustees) may determine whether all investments made during the preceding quarter, including those investments which such BDC considered but declined to participate in, comply with the conditions of the Order.

•	If the BDC’s Board has approved pro rata participation in dispositions, the Adviser shall quarterly provide the Board with a list of all dispositions made in reliance on that authority.

•	In addition, the Independent Directors (or Independent Trustees) of each BDC will consider at least annually the continued appropriateness for the BDC of participating in new and existing co-investment transactions.

14.	What limitations are there on compensation and transaction fees received in connection with a co-investment?

•	Transaction fees, including break-up and commitment fees but excluding brokerage fees that are permissible under Section 17(e) or 57(k) of the 1940 Act, received in connection with a co-investment transaction are permitted so long as they are distributed pro rata to the participating BDCs based on the amounts invested or committed.

•	None of the BDCs, the Advisers, nor any affiliated person of the BDCs may receive any additional compensation or remuneration of any kind as a result of or in connection with a co-investment other than (i) the pro rata shared transaction fees noted above, (ii) the pro rata shared fees of board representatives noted earlier, and (iii) the investment advisory fees paid to the Advisers under their respective advisory agreements.

15.	What are the recordkeeping requirements applicable to co-investments?

•	Each BDC will maintain the records required by Section 57(f)(3) of the 1940 Act as if each of the investments permitted under the Order were approved by the required majority under Section 57(f), which effectively requires that records be maintained for at least six years.

•	In addition, all reports to a BDC’s Board relating to co-investments that were not offered to the BDC and to co-investments that were offered and considered by the BDC will be kept for the life of the BDC and at least two years thereafter, and will be subject to examination by the SEC and its staff.

Appendix H: Statement on the Prohibition of Insider Trading

STATEMENT ON THE PROHIBITION OF INSIDER TRADING

This Statement on the Prohibition of Insider Trading applies to each of the business development companies listed on Schedule I hereto (each, the “Company”) and each respective investment adviser also listed on Scheduled I hereto, (each, the “Adviser”). All capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Company’s Rule 38a-1 Compliance Manual.

Introduction

Failure by you to recognize the importance of safeguarding information and using information appropriately is greatly detrimental both to your future and to the Company’s. The information below should provide a useful guide about what constitutes insider trading and material inside information and the Company’s policy against insider trading. Any questions regarding this policy should be directed to the Chief Compliance Officer or his or her designee.

It is illegal for any person, either personally or on behalf of others, to trade in securities on the basis of material, non-public information. It is also illegal to communicate (or “tip”) material, non-public information to others who may trade in securities on the basis of that information. These illegal activities are commonly referred to as “insider trading.”

Potential penalties for insider trading violations include imprisonment and can have other very serious repercussions for both the Company and the employee. Violators may be censured by the government or self-regulatory organizations, suspended, barred from the securities business and/or subject to civil and criminal fines. In addition, violations may result in liability under the federal securities laws, including the Insider Trading Sanctions Act of 1984 and the Insider Trading and Securities Fraud Enforcement Act of 1988. The Company’s actions with respect to any violations will be swift and forceful, since it is the victim of any such abuse.

A violation of the Company’s policies and procedures regarding confidential information, disclosure and the use of confidential information may result in dismissal, suspension without pay, loss of pay or bonus, loss of severance benefits, demotion or other sanctions, whether or not the violation of the Company’s policy or procedure also constituted a violation of law. Trading while in possession of or tipping on the basis of non-public information could also result in civil or criminal liability which could lead to imprisonment, fines and/or a requirement of disgorgement of any profits realized and, as a result of the violation, to an injunction prohibiting the violator from being employed in the securities industry. The Company may initiate or cooperate in proceedings resulting in such penalties.

In the unlikely event that you come into possession of information that is not publicly available, either through your work with the Company or outside of the workplace, you will be required to adhere to this Statement on the Prohibition of Insider Trading (this “Statement”) as set forth in the following pages. You will also be subject to certain reporting requirements in connection with complying with the Code of Ethics beginning with the requirement to notify our Chief Compliance Officer or his or her designee.

Statement of Policy

It is the policy of the Company that no officer, manager, director, trustee or employee (including any temporary employee or consultant) of the Company or the Adviser who is aware of material, non-public information relating to the Company may, directly or through family members or other persons or entities, (a) buy or sell securities of the Company (other than pursuant to a pre-approved trading plan that complies with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended), or engage in any other action to take personal advantage of that information, or (b) pass that information on to others outside of Company, including family and friends.

In addition, it is the policy of the Company that no officer, manager, director or employee (including a temporary employee or consultant) of the Company or the Adviser who, in the course of working for the Company or the Adviser, learns of material, non-public information regarding a portfolio company of the Company, may trade in that company’s securities until the information becomes public or is no longer material.4

Background

The securities laws and the rules and regulations of the self-regulatory organizations are designed to ensure that the securities markets are fair and honest, that material information regarding a company is publicly available, and that a security’s price and volume are determined by the free interplay of economic forces. The anti-fraud rules of the federal securities laws prohibit, in connection with the purchase or sale of a security:

•	making an untrue statement of a material fact;

•	omitting to state a material fact necessary to make the statements made not misleading; and

•	engaging in acts, practices or courses of business which would be fraudulent or deceptive.

While the law concerning insider trading is not rigid, it generally is understood to prohibit:

•	trading by an insider, while in possession of material non-public information;

[4]	The Company may, from time to time, receive or have the opportunity to receive information regarding a portfolio company that has not been disseminated or fully disseminated in the marketplace. If this situation arises and the Company has an opportunity to opt to receive the information, the officer, manager, director, trustee or employee of the Company or the Adviser that encounters this situation will raise the situation with his or her supervisor and the Chief Compliance Officer or his or her designee to decide whether to opt to receive the information or decline to receive the information. If the Company received material non-public information regarding a portfolio company, the Chief Compliance Officer or his or her designee will update the Restricted List as it is discussed in the Code of Ethics.

•	trading by a non-insider while in possession of material non-public information where the information either was disclosed to the non-insider in violation of an insider’s duty to keep it confidential or was misappropriated; and

•	communicating material non-public information to others.

The elements of a claim for insider trading and the penalties for unlawful conduct are described below.

Who is an Insider?

The concept of an “insider” is broad. It includes officers, directors and employees of a company, as well as anyone who has access to material non-public information regarding a company. In addition, a person can be a “temporary insider” if he or she enters into a special confidential relationship in the conduct of a company’s affairs and, as a result, is given access to information solely for the company’s purposes. A temporary insider can include, by way of example, attorneys, accountants, consultants, bank lending officers and employees of such organizations. According to the U.S. Supreme Court, a company must expect the outsider to keep the disclosed non-public information confidential and the relationship must at least imply such a duty before the outsider will be considered an insider.

What is Material Information?

Trading on information is not a basis for liability unless the information is material. Information generally is considered “material” if there is a substantial likelihood that a reasonable investor would consider the information important in making an investment decision, or if the information is reasonably certain to have a substantial effect on the price of a company’s securities. Information that should be considered material includes, but is not limited to: dividend changes; earnings estimates not previously disseminated; material changes in previously released earnings estimates; significant merger or acquisition proposals or agreements; major litigation; liquidation problems; and extraordinary management developments.

Material information does not have to relate to a company’s business. For example, in Carpenter v. United States 108 S. Ct. 316 (1987), the U.S. Supreme Court considered as material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security. In that case, a Wall Street Journal reporter was found criminally liable for disclosing to others the dates that reports on various companies would appear in the Wall Street Journal and whether or not those reports would be favorable.

Any questions that you may have as to whether information is material must be addressed with our Chief Compliance Officer or his or her designee before acting in any way on such information.

What is Non-public Information?

Information is non-public until it has been effectively communicated to the marketplace. One must be able to point to some fact to show that the information is public. For example, information found in a report filed with the SEC, or appearing in Reuters, Bloomberg or a Dow

Jones publication or in any other publication of general circulation would generally be considered “public.” In certain instances, information disseminated to certain segments of the investment community may be deemed “public” (e.g., research communicated through institutional information dissemination services such as First Call). The fact that information has been disclosed to a few members of the public does not make it public for insider trading purposes. To be “public” the information must have been disseminated in a manner designed to reach investors generally, and the investors must be given the opportunity to absorb the information. Even after public disclosure of information, you must wait until the close of business on the second trading day after the information was publicly disclosed before you can treat the information as public.

Bases for Liability

Described below are circumstances under which a person or entity may be deemed to have traded on inside information.

1. Fiduciary Duty Theory. In 1980, the U.S. Supreme Court found that there is no general duty to disclose before trading on material non-public information, but that such a duty arises where there is a fiduciary relationship between the parties to the transaction. In such case, one party has a right to expect that the other party will not disclose any material non-public information and will refrain from trading. Chiarella v. U.S., 445 U.S. 22 (1980).

Insiders such as employees of an issuer are ordinarily considered to have a fiduciary duty to the issuer and its shareholders. In Dirks v. SEC, 463 U.S. 646 (1983), the U.S. Supreme Court stated alternative theories by which such fiduciary duties are imposed on non-insiders: (1) they can enter into a confidential relationship with the company (e.g., attorneys and accountants, etc.) (“temporary insiders”); or (2) they can acquire a fiduciary duty to the company’s shareholders as “tippees” if they are aware or should have been aware that they have been given confidential information by an insider or temporary insider who has violated his or her fiduciary duty to the company’s shareholders.

In the “tippee” situation, a breach of duty occurs only if the insider or temporary insider personally benefits, directly or indirectly, from the disclosure. The benefit does not have to be of a financial nature, but can be a gift, a reputational benefit that will translate into future earnings, or even evidence of a relationship that suggests a quid pro quo.

2. Misappropriation Theory. Another basis for insider trading liability is the “misappropriation” theory, where liability is established when trading occurs on material non-public information that was stolen or misappropriated from another person. In Carpenter v. United States, the U.S. Supreme Court found that a columnist defrauded The Wall Street Journal by communicating information prior to its publication to another person who used the information to trade in the securities markets. It should be noted that the misappropriation theory can be used to reach a variety of individuals not previously thought to be encompassed under the fiduciary duty theory.

Penalties for Insider Trading

Penalties for trading on or communicating material non-public information are severe, both for individuals involved in such conduct and their employers. A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation. Penalties include the following:

•	jail sentences;

•	civil injunction;

•	treble damages;

•	disgorgement of profits;

•	fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited; and

•	fines for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.

Controlling the Flow of Sensitive Information

The following procedures have been established to assist the officers, directors and employees of the Company in controlling the flow of sensitive information so as to avoid the possibility of trading on material non-public information either on behalf of the Company or for themselves and to assist the Company and its supervisory personnel in surveilling for, and otherwise preventing and detecting, insider trading. Every officer, manager, director, trustee and employee (including a temporary employee or consultant) of the Company or the Adviser must follow these procedures or risk serious sanctions by one or more regulatory authorities and/or the Company, including dismissal, substantial personal liability and criminal penalties. If you have any questions about these procedures you should consult our Chief Compliance Officer or his or her designee.

1. Identifying Inside Information. Before trading for yourself or others in the securities of the Company or a company about which you have what you believe to be inside information, ask yourself the following questions:

•	Is the information non-public? To whom has this information been provided? Has the information been effectively communicated to the marketplace? To what extent, for how long, and by what means has the information been disseminated? If information is non-public, it normally may not be used in connection with effecting securities transactions; however, if you have any doubts whatsoever as to whether the information is non-public, you must ask our Chief Compliance Officer or his or her designee prior to trading on, or communicating (except in accordance with the procedures and requirements herein) such information.

•	Is the information material? Is this information that an investor would consider important in making his or her investment decision? Is this information that would substantially affect the market price of the securities if generally disclosed?

If, after consideration of the above, you believe that the information may be material and non-public, or if you have questions in that regard, you should take the following steps:

•	Report the matter immediately to our Chief Compliance Officer or his or her designee.

•	Do not purchase or sell the securities on behalf of yourself or others.

•	Do not communicate the information inside or outside of the Company, other than to our Chief Compliance Officer or his or her designee.

•	After our Chief Compliance Officer or his or her designee has reviewed the issue, you will be instructed to continue the prohibitions against trading and communication, or you will be allowed to communicate the information and then trade.

2. Restricting Access to Material Non-Public Information. Information in your possession that you identify as material and non-public may not be communicated to anyone, except as provided in paragraph 1 above. In addition, care should be taken so that such information is secure. For example, files containing material non-public information should be sealed and access to computer files containing material non-public information should be restricted. In addition, it may be necessary from time-to-time, for legitimate business reasons, to disclose material information to persons outside of the Company. Such persons might include commercial bankers, investment bankers or other companies with whom the Company may be pursuing a joint project. In such situations, material non-public information should not be conveyed until an express understanding, typically in the form of a nondisclosure agreement (“NDA”), has been reached that such information may not be used for trading purposes and may not be further disclosed other than for legitimate business reasons. Please contact our Chief Compliance Officer or his or her designee before disclosing any material non-public information regarding the Company to a third party or entering into an NDA.

3. Leak of Material Information. If anyone becomes aware of a leak of material information, whether inadvertent or otherwise, he or she should report such leak immediately to our Chief Compliance Officer or his or her designee. Any insider who “leaks” inside information to a “tippee” may be equally liable with the tippee to third parties for any profit of the tippee.

4. Personal Security Trading. All officers, directors and employees must trade in accordance with the provisions of the Company’s Code of Business Conduct and Ethics as well as this Statement in order to assist the Company with monitoring for violations of the law.

5. Restricted List. As defined in the Company’s Code of Business Conduct and Ethics, our Chief Compliance Officer will maintain a Restricted List. The Restricted List is inclusive of all restricted securities relating to the Company and any other investment vehicle sponsored by Franklin Square Holdings, L.P. (“Holdings”), and may include securities in which Holdings is invested or otherwise considering. Disclosure outside of the Company as to what issuers and/or securities are on the Restricted List could, therefore, constitute tipping and is strictly prohibited.

6. Supervision/Investigation. Should our Chief Compliance Officer learn, through regular review of personal trading documents, or from any other source, that a violation of this Statement is suspected, our Chief Compliance Officer shall alert the Chief Executive Officer of the Company. Together these parties will determine who should conduct further investigation, if they determine one is necessary.

Policy and Procedures for Trading in Company Securities

1. Window Period. All directors, trustees, managers, officers and employees (including temporary employees and consultants) of the Company, the Adviser and their respective immediate family members (collectively, the “Covered Personnel”) may purchase or sell securities of the Company only during a designated “window period.” In general, the “window period” begins at the opening of trading on the second business day following the date on which the Company publicly releases quarterly or annual financial results designated by the Company’s Chief Compliance Officer or Chief Financial Officer, working together with the Adviser’s legal department, as sufficient to open the window period, and extends for thirty (30) calendar days thereafter, provided that the window period in the first quarter of any fiscal year will end not later than the fifteenth (15th) calendar day prior to the end of the first quarter. As a result, it is possible that the window period in the first fiscal quarter may, at times, be shorter than (30) thirty calendar days or not open at all. Should the end of the “window period” fall on a weekend, such window will be extended through the close of business on the following business day. Significantly, however, even during a “window period,” Covered Personnel may not engage in transactions involving securities of the Company if he or she is in possession of material non-public information on the trade date. Furthermore, the Company may alter the “window period” due to particular events or other circumstances (e.g. maintain an event-driven “blackout period” during which trading by Covered Personnel cannot take place).

2. Clearance of Transactions. Notwithstanding any window period, the Company requires that all purchases and sales of the Company’s securities by all Covered Personnel be cleared by our Chief Compliance Officer, or his or her designee, prior to placing any order related to such transactions (other than purchases and sales of securities under an Approved 10b5-1 Plan (as defined below)). If you wish to seek clearance to purchase or sell securities of the Company, please submit your pre-clearance request by using the Company’s online compliance portal that can be accessed via “FSInside”, the intranet website provided and maintained by Holdings, the Company’s sponsor. If you do not have access to the online compliance portal, you may email our Chief Compliance Officer, or his or her designee. In either case the pre-clearance request should include your name, the name of any immediate family member seeking to buy or sell securities of the Company (if applicable), contact information, the number of securities of the Company you (or such immediate family member) wish to buy or sell and the proposed date on which you (or such immediate family member) would like to complete the sale or purchase. Our Chief Compliance Officer, or his or her designee, will review your request and respond as soon as possible.

3. Avoidance of Speculative Transactions. Certain types of transactions as well as the timing of trading may raise an inference of the improper use of inside information. In order to avoid even the appearance of impropriety, the Company discourages trades by Covered Personnel that are of a short-term, speculative nature rather than for investment purposes. Accordingly, Covered Personnel are prohibited from engaging in the following transactions in the Company’s securities, unless advance approval is obtained from our Chief Compliance Officer or his or her designee:

(i) Short-term trading. Covered Personnel who purchase the Company’s securities may not sell any Company securities of the same class for at least six (6) months after the purchase;

(ii) Short sales. Covered Personnel may not sell the Company’s securities short;

(iii) Options trading. Covered Personnel may not buy or sell puts or calls or other derivative securities on the Company’s securities;

(iv) Trading on margin. Covered Personnel may not hold Company securities in a margin account or pledge the Company’s securities as collateral for a loan; and

(v) Hedging. Covered Personnel may not enter into hedging or monetization transactions or similar arrangements with respect to the Company’s securities.

4. Rule 10b5-1 Plans. Covered Personnel may implement a so-called Rule 10b5-1 plan, which generally is a written plan for trading securities that is designed in accordance with Rule 10b5-1(c) under the Exchange Act. A Rule 10b5-1 plan that is established in good faith at a time when a person is unaware of material non-public information provides such person with an affirmative defense against accusations of insider trading when such person executes pre-planned trades. Covered Personnel are required to consult with and receive the approval of our Chief Compliance Officer, or his or her designee, prior to entry into a Rule 10b5-1 plan with respect to the purchase or sale of securities of the Company.

Accordingly, notwithstanding paragraph 2 above, Covered Personnel may purchase or sell securities of the Company outside a designated “window period” if such transactions are made pursuant to a pre-existing written plan, contract, instruction, or arrangement under Rule 10b5-1 (an “Approved 10b5-1 Plan”) that:

(i) has been reviewed and approved at least fifteen (15) days in advance of any trades thereunder by our Chief Compliance Officer or his or her designee (or, if revised or amended, such revisions or amendments have been reviewed and approved by our Chief Compliance Officer or his or her designee at least fifteen (15) days in advance of any subsequent trades);

(ii) was entered into in good faith by the Covered Personnel at a time when the Covered Personnel was not in possession of material non-public information regarding the Company; and

(iii) gives a third party the discretionary authority to execute such purchases and sales, outside the control of the Covered Personnel, so long as such third party does not possess any material non-public information about the Company; or explicitly specifies the security or securities to be purchased or sold, the number of shares, the prices and/or dates of transactions, or other formula(s) describing such transactions.

Schedule I

List of FS Investments BDCs and Related Investment Advisers

Business development companies sponsored by FS Investments (each, a “Company” and collectively, the “Companies”) as of July 2017:

1.	FS Investment Corporation, a Maryland corporation (“FSIC”)

2.	FS Investment Corporation II, a Maryland corporation (“FSIC II”)

3.	FS Investment Corporation III, a Maryland corporation (“FSIC III”)

4.	FS Investment Corporation IV, a Maryland corporation (“FSIC IV”)

5.	FS Energy and Power Fund, a Delaware statutory trust (“FSEP”)

Investment Advisers to the Companies (each, an “Adviser” and collectively, the “Advisers”) as of July 2017:

1.	FB Income Advisor, LLC (investment adviser to FSIC)

2.	FSIC II Advisor, LLC (investment adviser to FSIC II)

3.	FSIC III Advisor, LLC (investment adviser to FSIC III)

4.	FSIC IV Advisor, LLC (investment adviser to FSIC IV)

5.	FS Investment Advisor, LLC (investment adviser to FSEP)

Investment Sub-Advisers to the Advisers as of July 2017:

1.	GSO / Blackstone Debt Funds Management LLC (investment sub-adviser to FSIC)

2.	GSO / Blackstone Debt Funds Management LLC (investment sub-adviser to FSIC II)

3.	GSO / Blackstone Debt Funds Management LLC (investment sub-adviser to FSIC III)

4.	GSO / Blackstone Debt Funds Management LLC (investment sub-adviser to FSIC IV)

5.	GSO Capital Partners LP (investment sub-adviser to FSEP)

H-1